UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

WRIGHT MEDICAL GROUP, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Wright Medical Group, Inc.	5677 Airline Road, Arlington, Tennessee 38002	901-867-9971	www.wmt.com

NOTICE OF

2004 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2004

To our Stockholders:

      The 2004 Annual Meeting of Stockholders of Wright Medical Group, Inc. (the “Company”) will be held at the Doubletree Hotel Memphis located at 5069 Sanderlin Avenue, Memphis, Tennessee, on May 13, 2004, beginning at 3:30 p.m. (central time). At the meeting, the Company’s stockholders will vote on the following proposals to:

1.	Elect eight directors to serve on the Board of Directors of the Company for a term of one year;

2.	Approve the amendment of the Company’s certificate of incorporation to change the Company’s authorized shares of common stock from 70,000,000 shares of voting common stock and 30,000,000 shares of non-voting common stock to 100,000,000 shares of common stock (all of which have voting rights), without any increase in the overall number of authorized shares of common stock;

3.	Approve the amendment of the Company’s Second Amended and Restated 1999 Equity Incentive Plan to (a) increase by 1,500,000 the number of shares of common stock available for awards thereunder, (b) increase by 400,000 the number of shares of common stock with respect to which a participant may receive stock options and stock appreciation rights in any one year, (c) prohibit the repricing of outstanding stock options without prior stockholder approval, and (d) make certain administrative changes to the plan; and

4.	Ratify the selection of KPMG LLP as the Company’s independent auditor for 2004.

      Stockholders also will transact any other business that properly comes before the meeting.

      YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL THE PROPOSALS.

      Only stockholders of record at the close of business on March 22, 2004, are entitled to receive notice of, and to vote at, the meeting and any postponement or adjournment thereof. A list of such stockholders will be available for inspection by any stockholder at the office of the Company’s legal counsel, Baker Donelson Bearman Caldwell & Berkowitz, 165 Madison Avenue, 21st Floor, Memphis, Tennessee, during ordinary business hours beginning May 3, 2004, as well as at the Doubletree Hotel Memphis during the meeting on May 13, 2004.

      YOUR VOTE IS IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE OR COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES OR CANADA. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

By Order of the Board of Directors,

Jason P. Hood
Secretary

April 9, 2004

ii

Wright Medical Group, Inc.	5677 Airline Road, Arlington, Tennessee 38002	901-867-9971	www.wmt.com

PROXY STATEMENT

FOR
2004 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2004

       This Proxy Statement is being furnished in connection with the solicitation of proxies by Wright Medical Group, Inc. (the “Company”), on behalf of its Board of Directors, for use at the 2004 Annual Meeting of Stockholders and any postponement or adjournment thereof. The meeting will be held at the Doubletree Hotel Memphis located at 5069 Sanderlin Avenue, Memphis, Tennessee, on May 13, 2004, beginning at 3:30 p.m. (central time).

      At the meeting, the Company’s stockholders will be asked to vote on proposals to (1) elect eight directors to serve on the Board of Directors of the Company for a term of one year; (2) approve the amendment of the Company’s certificate of incorporation to change the Company’s authorized shares of common stock from 70,000,000 shares of voting common stock and 30,000,000 shares of non-voting common stock to 100,000,000 shares of common stock (all of which have voting rights), without any increase in the overall number of authorized shares of common stock; (3) approve the amendment of the Company’s Second Amended and Restated 1999 Equity Incentive Plan to (a) increase by 1,500,000 the number of shares of common stock available for awards thereunder, (b) increase by 400,000 the number of shares of common stock with respect to which a participant may receive stock options and stock appreciation rights in any one year, (c) prohibit the repricing of outstanding stock options without prior stockholder approval, and (d) make certain administrative changes to the plan; and (4) ratify the selection of KPMG LLP as the Company’s independent auditor for 2004. The proposals are set forth in the accompanying Notice of 2004 Annual Meeting of Stockholders and are described in more detail in this Proxy Statement. Stockholders also will transact any other business, not known or determined at the time of this proxy solicitation, that properly comes before the meeting, although the Board of Directors knows of no such other business to be presented.

      When you submit your proxy, by either voting by telephone or executing and returning the enclosed proxy card, you will authorize the proxy holders — F. Barry Bays, the President and Chief Executive Officer and a director of the Company; John K. Bakewell, the Executive Vice President and Chief Financial Officer of the Company; and Jason P. Hood, the Vice President, General Counsel, and Secretary of the Company — to represent you and vote your shares of the Company’s common stock on these proposals at the meeting in accordance with your instructions. These persons also will have discretionary authority to vote your shares on any other business that properly comes before the meeting. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponement or adjournment of the meeting.

      The Company’s 2003 Annual Report, which includes the Company’s financial statements, accompanies this Proxy Statement. Although the 2003 Annual Report is being distributed with this Proxy Statement, it does not constitute a part of the proxy solicitation materials and is not incorporated herein by reference.

      The Company will provide, without charge, a copy of its annual report on Form 10-K for the year ended December 31, 2003, to any stockholder of the Company who so requests. All stockholder requests should be sent to the Corporate Secretary, Wright Medical Group, Inc., 5677 Airline Road, Arlington, Tennessee 38002.

      This Proxy Statement and the accompanying materials are first being sent or given to the Company’s stockholders on or about April 9, 2004.

      YOUR VOTE IS IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE OR COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

INFORMATION ABOUT THE MEETING

What is the purpose of the meeting?

      At the meeting, the Company’s stockholders will vote on the following proposals to:

1.	Elect eight directors to serve on the Board of Directors of the Company for a term of one year;

2.	Approve the amendment of the Company’s certificate of incorporation to change the Company’s authorized shares of common stock from 70,000,000 shares of voting common stock and 30,000,000 shares of non-voting common stock to 100,000,000 shares of common stock (all of which have voting rights), without any increase in the overall number of authorized shares of common stock;

3.	Approve the amendment of the Company’s Second Amended and Restated 1999 Equity Incentive Plan to (a) increase by 1,500,000 the number of shares of common stock available for awards thereunder, (b) increase by 400,000 the number of shares of common stock with respect to which a participant may receive stock options and stock appreciation rights in any one year, (c) prohibit the repricing of outstanding stock options without prior stockholder approval, and (d) make certain administrative changes to the plan; and

      4.     Ratify the selection of KPMG LLP as the Company’s independent auditor for 2004.

      In addition, the Company’s management will report on the performance of the Company during 2003 and will respond to appropriate questions from stockholders.

Who is entitled to vote?

      The record date for the meeting is March 22, 2004. Only stockholders of record at the close of business on March 22, 2004, are entitled to receive notice of the meeting and to vote at the meeting the shares of the Company’s common stock that they held on that date. Each outstanding share of common stock entitles its holder to one vote on each matter voted on at the meeting. At the close of business on March 22, 2004, there were 33,102,225 outstanding shares of common stock.

Am I entitled to vote if my shares are held in “street name”?

      If you are the beneficial owner of shares held in “street name” by a brokerage firm, bank, or other nominee, such entity, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, it will nevertheless be entitled to vote your shares on “discretionary” items but will not be permitted to do so on “non-discretionary” items. In the case of non-discretionary items, any shares not voted by your nominee will be considered as “broker non-votes.” However, there will not be any broker non-votes in connection with the meeting, because the Company has been informed that all the matters to be acted upon by the stockholders at the meeting are discretionary items on which your nominee will be entitled to vote your shares even in the absence of instructions from you.

How many shares must be present to conduct business at the meeting?

      A quorum must be present at the meeting in order for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of the Company’s common stock outstanding on the record date of March 22, 2004, will constitute a quorum. Abstentions will be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum.

What happens if a quorum is not present at the meeting?

      If a quorum is not present at the scheduled time of the meeting, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn the meeting to another place, date, or time until a quorum is present. The place, date, and time of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be given.

How do I vote my shares?

      If you are a registered stockholder, you may vote by telephone. If you are a registered stockholder (i.e., your shares are held in your own name), you may vote by telephone by following the instructions included on the proxy card. You do not need to return your proxy card if you vote by telephone.

      If your shares are held in “street name,” you may be eligible to provide voting instructions to your nominee by telephone or on the Internet. If you are a beneficial owner of shares held in “street name” (i.e., your shares are held in the name of a brokerage firm, bank, or other nominee), you may be eligible to provide voting instructions to your nominee by telephone or on the Internet. A large number of brokerage firms, banks, and other nominees participate in a program provided through ADP Investor Communications Services (“ADP”) that offers telephone and Internet voting options. If your shares are held in “street name” by a brokerage firm, bank, or other nominee that participates in the ADP program, you may provide voting instructions to your nominee by telephone or on the Internet by following the instructions set forth on the voting instruction form provided to you. You do not need to return your proxy card if you provide voting instructions to your nominee by telephone or on the Internet.

      You may vote by mail. If you are a registered stockholder, you may vote by properly completing, signing, dating, and returning the accompanying proxy card. The enclosed postage-paid envelope requires no additional postage if it is mailed in the United States or Canada. If you are a beneficial owner of shares held in “street name,” you may provide voting instructions to the brokerage firm, bank, or other nominee that holds your shares by properly completing, signing, dating, and returning the voting instruction form provided to you by your nominee.

      You may vote in person at the meeting. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. In addition, the Company will pass out written ballots to registered stockholders who wish to vote in person at the meeting. If you are a beneficial owner of shares held in “street name” and wish to vote at the meeting, you will need to obtain a proxy form from the brokerage firm, bank, or other nominee that holds your shares.

Can I change my vote after I submit my proxy?

      Yes, you may revoke your proxy and change your vote at any time before the polls are closed at the meeting in any of the following ways: (1) by voting again by telephone, because only your latest telephone vote will be counted; (2) by properly completing, signing, dating, and returning another proxy card with a later date; (3) if you are a registered stockholder, by voting in person at the meeting; (4) if you are a registered stockholder, by giving written notice of such revocation to the Secretary of the Company prior to or at the meeting; or (5) if you are a beneficial owner of shares held in “street name,” by following the instructions given by the brokerage firm, bank, or other nominee that holds your shares. Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary of the Company before the polls are closed.

Who will count the votes?

      American Stock Transfer & Trust Company (“AST”), the registrar and transfer agent for the Company’s common stock, will tabulate and certify the stockholder votes submitted by proxy. A representative of AST will serve as the inspector of election at the meeting.

How does the Board of Directors recommend that I vote on the proposals?

      Your Board of Directors recommends that you vote:

1.	FOR the election of the eight director nominees to serve on the Board of Directors of the Company for a term of one year;

2.	FOR the approval of the amendment of the Company’s certificate of incorporation to change the Company’s authorized shares of common stock from 70,000,000 shares of voting common stock and 30,000,000 shares of non-voting common stock to 100,000,000 shares of common stock (all of which have voting rights), without any increase in the overall number of authorized shares of common stock;

3.	FOR the approval of the amendment of the Company’s Second Amended and Restated 1999 Equity Incentive Plan to (a) increase by 1,500,000 the number of shares of common stock available for awards thereunder, (b) increase by 400,000 the number of shares of common stock with respect to which a participant may receive stock options and stock appreciation rights in any one year, (c) prohibit the repricing of outstanding stock options without prior stockholder approval, and (d) make certain administrative changes to the plan; and

      4.     FOR the ratification of the selection of KPMG LLP as the Company’s independent auditor for 2004.

What happens if I do not specify how my shares are to be voted?

      If you submit a proxy but do not indicate any voting instructions, your shares will be voted FOR each of the proposals.

Will any other business be conducted at the meeting?

      As of the date hereof, the Board of Directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. However, if any other proposal properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required for action to be taken on each proposal?

      Election of Directors. The eight director nominees will be elected to serve on the Board of Directors for a term of one year if they receive a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. This means that the eight director nominees will be elected if they receive more votes than any other person at the meeting. If you vote to “Withhold Authority” with respect to the election of one or more director nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for the purpose of determining whether there is a quorum at the meeting.

      Approval of Amendment of Certificate of Incorporation. The proposed amendment of the Company’s certificate of incorporation to change the Company’s authorized shares of common stock from 70,000,000 shares of voting common stock and 30,000,000 shares of non-voting common stock to 100,000,000 shares of common stock (all of which have voting rights), without any increase in the overall number of authorized shares of common stock, will be approved if a majority of the outstanding shares of common stock entitled to vote on the subject matter are voted in favor of the proposal.

      Approval of Amendment of Equity Incentive Plan. The proposed amendment of the Company’s Second Amended and Restated 1999 Equity Incentive Plan to (a) increase by 1,500,000 the number of shares of common stock available for awards thereunder, (b) increase by 400,000 the number of shares of common stock with respect to which a participant may receive stock options and stock appreciation rights in any one year, (c) prohibit the repricing of outstanding stock options without prior stockholder approval, and (d) make certain administrative changes to the plan, will be approved if a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter are voted in favor of the proposal.

      Ratification of Selection of Independent Auditor. The selection of KPMG LLP as the Company’s independent auditor for 2004 will be ratified if a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter are voted in favor of the proposal.

How will abstentions be treated?

      You do not have the option of abstaining from voting on Proposal 1 (election of directors), but you may abstain from voting on Proposal 2 (approval of the amendment of the certificate of incorporation), Proposal 3 (approval of the amendment of the Equity Incentive Plan), and Proposal 4 (ratification of the selection of the independent auditor). With respect to Proposal 1, because the directors are elected by a plurality vote, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option on the proposal. In the case of an abstention on Proposal 2, 3 or 4, your shares would be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum. Because your shares would be voted but not in favor of Proposal 2, 3 or 4, your abstention would have the same effect as a negative vote in determining the outcome of the vote on the proposal.

How will broker non-votes be treated?

      A “broker non-vote” occurs when a brokerage firm, bank, or other nominee does not vote shares that it holds in “street name” on behalf of a beneficial owner, because the beneficial owner has not provided voting instructions to the nominee with respect to a non-discretionary item. Proposal 3 (approval of the amendment of the Equity Incentive Plan) is a non-discretionary item for which a nominee will not have discretion to vote in the absence of voting instructions from the beneficial owner. Proposal 1 (election of directors), Proposal 2 (approval of the amendment of the certificate of incorporation), and Proposal 4 (ratification of the selection of the independent auditor), on the other hand, are discretionary items for which a nominee will have discretion to vote even without voting instructions from the beneficial owner. Accordingly, it is possible for there to be broker non-votes with respect to Proposal 3, but there will not be broker non-votes with regard to Proposals 1, 2 and 4. In the case of a broker non-vote, your shares would be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum. A broker non-vote, being shares not entitled to vote, would not have any effect on the outcome of the vote on Proposal 3, the approval of which requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

STOCK OWNERSHIP

Directors, Executive Officers, and Other Stockholders

      The following table provides information about the beneficial ownership of the Company’s common stock as of March 31, 2004, by each director of the Company, each executive officer of the Company named in the Summary Compensation Table in this Proxy Statement, all directors and executive officers of the Company as a group, and each person known to management of the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock.

		Percentage of
	Number of Shares	Shares
Name of Beneficial Owner	Beneficially Owned(1,2)	Outstanding(3)

Directors and Executive Officers:
James T. Treace(4)	397,951	1.2%
F. Barry Bays	770,000	2.3
John K. Bakewell	136,976	*
Brian T. Ennis	67,500	*
Jack E. Parr, Ph.D.	51,962	*
Robert W. Churinetz	56,045	*
Richard B. Emmitt(5)	271,723	*
Laurence Y. Fairey	—	—
David D. Stevens	—	—
James E. Thomas	142,252	*
Thomas E. Timbie	39,537	*
Elizabeth H. Weatherman(6)	4,842,629	14.5
All directors and executive officers as a group (15 persons)(4-6)	6,994,552	20.1

Other Stockholders:
Warburg, Pincus Equity Partners, L.P.(7)	4,842,629	14.5
466 Lexington Avenue
New York, New York 10017
FMR Corp.(8)	2,206,688	6.7
82 Devonshire Street
Boston, Massachusetts 02109
Capital Group International, Inc.(9)	1,704,310	5.1
11100 Santa Monica Boulevard
Los Angeles, California 90025

*	Less than 1% of the outstanding shares of common stock.

(1)	A person’s beneficial ownership of common stock is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Except as indicated elsewhere in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting power and sole investment power with respect to the shares of common stock that they beneficially own.

(2)	The shares of common stock shown in the table include the following numbers of shares that the indicated persons have the right to acquire as of March 31, 2004, or within 60 days thereafter (i.e., May 30, 2004), upon the exercise of options and warrants granted by the Company: Mr. Treace — 214,544 shares; Mr. Bays — 750,000 shares; Mr. Bakewell — 91,818 shares; Mr. Ennis — 47,500 shares; Dr. Parr — 31,584 shares; Mr. Churinetz — 56,045 shares; Mr. Thomas — 21,818 shares; Mr. Timbie — 32,726 shares; Ms. Weatherman — 345,455 shares; all directors and executive officers as a group — 1,761,167 shares; and Warburg Pincus — 345,455 shares.

(3)	The percentage of outstanding shares of common stock beneficially owned by each person is calculated based on the 33,115,438 outstanding shares of common stock as of March 31, 2004, plus the shares of common stock that such person has the right to acquire as of such date or within 60 days thereafter (i.e., May 30, 2004) upon the exercise of options and warrants granted by the Company.

(4)	The shares of common stock beneficially owned by Mr. Treace include 103,622 shares owned by the J&A Group, LLC, a private investment and consulting company controlled by Mr. Treace and his wife, and 90 shares owned by his wife. Mr. Treace disclaims beneficial ownership of the shares owned by his wife.

(5)	The shares of common stock beneficially owned by Mr. Emmitt are owned by Vertical Fund I, L.P., and Vertical Fund II, L.P. (the “Vertical Funds”). Mr. Emmitt is a general partner of The Vertical Group, L.P., which is the general partner of the Vertical Funds. Mr. Emmitt does not own any shares individually and disclaims beneficial ownership of the shares owned by the Vertical Funds.

(6)	The shares of common stock beneficially owned by Ms. Weatherman are owned by Warburg Pincus. Ms. Weatherman is a general partner of WP, which is the general partner of Warburg Pincus, and a Managing Director and member of WPLLC, which manages Warburg Pincus. See footnote (7) for more information concerning Warburg Pincus, WP and WPLLC. Ms. Weatherman does not own any shares individually and disclaims beneficial ownership of the shares owned by Warburg Pincus.

(7)	The shares of common stock beneficially owned by Warburg, Pincus Equity Partners, L.P., are owned by it and three affiliated funds (“Warburg Pincus”). Warburg Pincus & Co. (“WP”) is the general partner of Warburg Pincus, and Warburg Pincus LLC (“WPLLC”) manages Warburg Pincus. As a result of these relationships, WP and WPLLC are deemed to beneficially own the shares owned by Warburg Pincus. Each of Warburg Pincus, WP and WPLLC has shared voting power and shared investment power with respect to the shares owned by Warburg Pincus.

(8)	The shares of common stock beneficially owned by FMR Corp. (“FMR”) consist of the following: 1,796,600 shares owned by various investment accounts for which Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR, acts as an investment adviser; 308,300 shares owned by various institutional accounts for which Fidelity Management Trust Company (“Fidelity Trust”), a wholly owned subsidiary of FMR, serves as the investment manager; and 101,788 shares owned by various investment companies and institutional investors for which Fidelity International Limited (“Fidelity International”), an affiliate of FMR, provides investment advisory and management services. FMR, through its control of Fidelity, has sole investment power, but no voting power, with regard to the shares owned by the investment accounts served by Fidelity. FMR, through its control of Fidelity Trust, has sole voting power and sole investment power with respect to the shares owned by the institutional accounts served by Fidelity Trust. Fidelity International, which is independent of but under common control with FMR, has sole voting power and sole investment power with regard to the shares owned by the investment companies and institutional investors served by Fidelity International.

(9)	The shares of common stock beneficially owned by Capital Group International, Inc. (“Capital Group”) are owned by various institutional accounts for which Capital Guardian Trust Company (“Capital Trust”), a subsidiary of Capital Group, serves as the investment manager. Capital Group, through its control of Capital Trust, has sole voting power with respect to 1,123,100 shares and sole investment power with regard to 1,704,310 shares owned by the institutional accounts served by Capital Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors and executive officers and the beneficial owners of more than 10% of the Company’s registered equity securities (the “reporting persons”) file with the Securities and Exchange Commission (the “SEC”) initial reports of, and subsequent reports of changes in, their beneficial ownership of the Company’s equity securities. The reporting persons are required to furnish the Company with copies of all such Section 16(a) reports. Based solely on the Company’s review of the copies of such Section 16(a) reports and written representations from certain reporting persons furnished to the Company, the Company believes that the reporting persons complied with all applicable Section 16(a) filing requirements during 2003 and prior years, except as described below.

      James T. Treace understated three holdings and did not report one holding as of July 12, 2001, and he did not timely report two transactions on September 24, 2003. F. Barry Bays understated two holdings and did not report one holding as of July 12, 2001. John K. Bakewell understated one holding and did not report one holding as of July 12, 2001. Brian T. Ennis did not report one holding as of October 4, 2001. Jack

E. Parr, Ph.D., understated two holdings and did not report one holding as of July 12, 2001. Robert W. Churinetz did not report one holding as of July 12, 2001. James E. Thomas understated two holdings as of July 12, 2001. Thomas E. Timbie understated two holdings and did not report one holding as of July 12, 2001. R. Glen Coleman understated one holding and did not report two holdings as of July 12, 2001, and he did not timely report one transaction on November 17, 2003. Jeffrey G. Roberts did not file a Form 3 and, as a consequence, did not report four holdings as of July 12, 2001. John R. Treace, who no longer is an executive officer, understated two holdings and did not report one holding as of July 12, 2001.

      The deficiencies in the foregoing Section 16(a) reports relate primarily to the shares of common stock and stock options that the reporting persons beneficially owned as of the dates that they became reporting persons. In most instances, the deficient reports were attributable to inadvertent miscommunications between the Company and its previous legal counsel who prepared the reports on behalf of the reporting persons. All of the reporting persons’ initial holdings and subsequent transactions have now been accurately reported.

BOARD OF DIRECTORS

General

      The Board of Directors of the Company consists of eight directors. The Company’s directors are James T. Treace, F. Barry Bays, Richard B. Emmitt, Laurence Y. Fairey, David D. Stevens, James E. Thomas, Thomas E. Timbie, and Elizabeth H. Weatherman. The directors are elected at each annual meeting of stockholders and serve for a term of one year until the next annual meeting of stockholders and until their respective successors are elected and qualified, subject to their prior death, resignation, retirement, disqualification, or removal from office.

Director Independence

      It is the policy of the Board of Directors that a majority of the directors be independent as defined in the listing standards of the National Association of Securities Dealers (the “NASD”). The Board of Directors has determined that six directors — Richard B. Emmitt, Laurence Y. Fairey, David D. Stevens, James E. Thomas, Thomas E. Timbie, and Elizabeth H. Weatherman — are independent under the NASD’s listing standards.

Meetings Attended by Directors

      The Board of Directors holds meetings on a quarterly basis and on other occasions as necessary or appropriate. The Board of Directors met six times in 2003. The Board of Directors has four standing committees — the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Audit Committee and the Compensation Committee met seven and four times, respectively, in 2003. The Executive Committee and the Nominating and Corporate Governance Committee did not meet in 2003. Average attendance at Board of Directors and committee meetings in 2003 was in excess of 98%. Each director attended at least 90% of the total number of meetings of the Board of Directors and its committees on which he or she served in 2003.

      Beginning in 2004, the independent directors of the Company will have regularly scheduled meetings at which only they are present. The meetings of the independent directors typically will take place in connection with the regularly scheduled meetings of the full Board of Directors. The independent directors may meet at such other times as they deem necessary or appropriate.

      Effective as of 2004, the directors of the Company are encouraged to attend the Company’s annual meeting of stockholders absent exceptional cause. In 2003, two of the Company’s then six directors attended the annual meeting of stockholders.

Board of Directors Committees

      The Board of Directors delegates certain of its functions to its standing Executive Committee, Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Information regarding the responsibilities of these committees and their members is provided below.

      Executive Committee. The Executive Committee exercises all the powers of the Board of Directors in the management of the business and affairs of the Company during the intervals between meetings of the Board of Directors, subject to such restrictions or limitations as the Board of Directors may specify from time to time or as otherwise limited by Delaware law. The Executive Committee is composed of four directors who are appointed by the Board of Directors. The members of the Executive Committee are James T. Treace (chairman), F. Barry Bays, Richard B. Emmitt, and Elizabeth H. Weatherman.

      Audit Committee. The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements. In this role, the Audit Committee monitors and oversees the integrity of the Company’s financial statements and related disclosures, the qualifications, independence, and performance of the Company’s independent auditor, the performance of the Company’s internal auditing function, and the Company’s compliance with applicable legal requirements and its business conduct policies.

The Audit Committee has a written charter which was last amended and restated by the Board of Directors on February 11, 2004. A copy of the charter is attached as Appendix A to this Proxy Statement. The Audit Committee is composed of three directors who are appointed by the Board of Directors. The members of the Audit Committee are Thomas E. Timbie (chairman), Richard B. Emmitt, and James E. Thomas, all of whom are independent as defined in the NASD’s listing standards and meet the independence criteria set forth in the SEC’s rules. The Board of Directors has determined that one member of the Audit Committee, Thomas E. Timbie, is an audit committee financial expert as defined in the SEC’s regulations. The report of the Audit Committee appears beginning on page 12 of this Proxy Statement.

      Compensation Committee. The Compensation Committee oversees the Company’s general programs of compensation and benefits for all employees and determines the compensation of the Company’s executive officers and directors. The Compensation Committee is composed of three directors who are appointed by the Board of Directors. The members of the Compensation Committee are David D. Stevens (chairman), James E. Thomas, and Elizabeth H. Weatherman, all of whom are independent as defined in the NASD’s listing standards. James T. Treace was a member of the Compensation Committee and served as its chairman during 2003 and the beginning of 2004, but due to his lack of independence he resigned and was replaced by Mr. Stevens on February 11, 2004. The report of the Compensation Committee appears beginning on page 13 of this Proxy Statement.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, which was established by the Board of Directors on February 11, 2004, oversees the corporate governance processes of the Company. In this role, the Nominating and Corporate Governance Committee identifies and recommends individuals qualified to become members of the Board of Directors, makes recommendations regarding the establishment and membership of the Board of Directors’ committees, develops and reviews corporate governance principles applicable to the Company, and leads the annual review of the performance of the Board of Directors and its committees. The Nominating and Corporate Governance Committee has a written charter which was adopted by the Board of Directors on February 11, 2004. A copy of the charter is attached as Appendix B to this Proxy Statement. The Nominating and Corporate Governance Committee is composed of three directors who are appointed by the Board of Directors. The members of the Nominating and Corporate Governance Committee are Elizabeth H. Weatherman (chairwoman), Laurence Y. Fairey, and Thomas E. Timbie, all of whom are independent as defined in the NASD’s listing standards.

Director Nominations

      The Board of Directors will consider all potential candidates for nomination by the Board of Directors for election as directors who are recommended by the Company’s stockholders, directors, officers, and employees. All director recommendations must be made in accordance with the provisions of Article II, Section 5 of the Company’s bylaws, which sets forth requirements concerning the information about the candidate to be provided and the timing for the submission of the recommendations. All director recommendations should be sent to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Wright Medical Group, Inc., 5677 Airline Road, Arlington, Tennessee 38002. The Nominating and Corporate Governance Committee will screen all potential director candidates in the same manner, regardless of the source of their recommendation. The Nominating and Corporate Governance Committee’s review will typically be based on the written materials provided with respect to a potential director candidate. The Nominating and Corporate Governance Committee will evaluate and determine whether a potential candidate meets the Company’s minimum qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate.

      The Board of Directors has adopted the following series of minimum qualifications and specific qualities and skills for the Company’s directors, which will serve as the basis upon which potential director candidates are evaluated by the Nominating and Corporate Governance Committee:

•	Directors should possess the highest personal and professional ethics, integrity, and values.

•	Directors should have an inquisitive and objective perspective, practical wisdom, and mature judgment.

•	Directors should have expertise and experience at policy-making levels in areas that are relevant to the Company’s business.

•	Directors should have, or demonstrate an ability and willingness to acquire in short order, a clear understanding of the fundamental aspects of the Company’s business.

•	Directors should be committed to representing the long-term interests of the Company’s stockholders.

•	Directors should be willing to devote sufficient time to carry out their duties and responsibilities effectively and should be committed to serving on the Board of Directors for an extended period of time.

•	Directors, in the event of any significant change in their personal circumstances (including a change in their principal job responsibilities), should consider whether the change materially diminishes their ability to fulfill their obligations as a director and, if so, should offer their resignation as a director to the Board of Directors.

•	Directors who also serve as the chief executive officer, chief operating officer, or chief financial officer of another enterprise should not serve on more than two boards of public companies in addition to the Company’s Board of Directors, and other directors should not serve on more than four boards of public companies in addition to the Company’s Board of Directors.

      In making its determinations regarding director nominees, the Board of Directors will consider whether a potential candidate has previously served as a director of the Company. The Board of Directors does not believe, however, that directors should expect to be automatically renominated on an annual basis. Instead, the annual self-assessment of the performance of the Board of Directors and its committees will be an important determinant of director tenure. The Board of Directors will initiate its self-assessment in 2005.

      Apart from the normal director nomination process, the Company is a party to a stockholders agreement that gives Warburg, Pincus Equity Partners, L.P. (“WPEP”) the right to designate one or two individuals to serve as directors of the Company. If WPEP beneficially owns at least 10% of the outstanding shares of the Company’s capital stock, WPEP is allowed to designate one individual for election to the Board of Directors. If WPEP beneficially owns at least 20% of the outstanding shares of the Company’s capital stock, WPEP is allowed to designate two individuals for election to the Board of Directors. The Company is obligated to nominate and use its best efforts to have the individual(s) designated by WPEP elected to the Board of Directors. As of March 31, 2004, WPEP beneficially owned 4,842,629 shares of common stock representing 14.5% of the outstanding shares, thus giving it the right under the stockholders agreement to designate one individual to serve as a director of the Company. Elizabeth H. Weatherman currently serves as a director of the Company and has been nominated for re-election at the meeting pursuant to WPEP’s designation.

Director Compensation

      The Company compensates its directors for their services with a combination of annual retainers, committee meeting fees, and discretionary equity-based awards. Except for the directors of the Company who are employees of the Company (F. Barry Bays) or who represent one of the Company’s stockholders (Richard B. Emmitt and Elizabeth H. Weatherman), all directors are eligible for such compensation. The Chairman of the Board is paid an annual retainer of $50,000, and the other eligible directors receive an annual retainer of $15,000. Eligible directors who are members of the Audit Committee are paid supplemental annual retainers of $20,000 for the chairman and $8,000 for the other members. Eligible directors who are members of the Compensation Committee or the Nominating and Corporate Governance Committee receive a meeting fee of $500 for their attendance at each committee meeting that is not associated with a regularly scheduled meeting of the Board of Directors. Eligible directors who serve on the Executive Committee are not paid any separate compensation in such capacity. Directors are reimbursed for their out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and its committees. Directors may receive discretionary grants of equity-based awards under the Company’s Second Amended and Restated 1999 Equity Incentive Plan. No such awards were granted to the directors in 2003, although Mr. Bays, in his capacity as the Company’s President and Chief Executive Officer, received a stock option for the purchase of 50,000 shares of common stock as more fully described in “Executive Officers and Executive Compensation — Stock Option Grants in 2003.” Laurence Y. Fairey and David D. Stevens each received a stock option for the purchase of 20,000 shares of common stock upon their election as directors of the Company on January 26, 2004.

Stockholder Communications

      Stockholders may communicate with the Board of Directors or any individual director regarding any matter relating to the Company that is within the responsibilities of the Board of Directors. Stockholders, when acting solely in such capacity, should send their communications to the Board of Directors or an individual director c/o Corporate Secretary, Wright Medical Group, Inc., 5677 Airline Road, Arlington, Tennessee 38002. The Corporate Secretary will discuss with the Chairman of the Board or the individual director whether the subject matter of a stockholder communication is within the responsibilities of the Board of Directors. The Corporate Secretary will forward a stockholder communication to the Chairman of the Board or the individual director if such person determines that the communication meets this standard.

Audit Committee Report

      Management is responsible for the Company’s accounting and financial reporting processes and for preparing the Company’s consolidated financial statements. KPMG LLP (“KPMG”), the Company’s independent auditor, is responsible for performing an audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to accounting principles generally accepted in the United States of America. In this context, the responsibility of the Audit Committee of the Board of Directors is to oversee the Company’s accounting and financial reporting processes and the audits of its consolidated financial statements.

      In the performance of its oversight function, the Audit Committee reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2003, with management and KPMG. Management and KPMG represented to the Audit Committee that the Company’s audited consolidated financial statements as of and for the year ended December 31, 2003, were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards (“SAS”) Nos. 61, 89 and 90 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants. SAS Nos. 61, 89 and 90 set forth requirements pertaining to the independent auditor’s communications with the Audit Committee regarding the conduct of the audit.

      The Audit Committee received the written disclosures and the letter from KPMG required by Independence Standards Board (“ISB”) Standard No. 1, Independence Discussions with Audit Committees, as amended. ISB Standard No. 1 requires the independent auditor to disclose in writing to the Audit Committee all relationships between the auditor and the Company that, in the auditor’s judgment, reasonably may be thought to bear on independence and to discuss the auditor’s independence with the Audit Committee. The Audit Committee discussed with KPMG its independence and considered in advance whether the provision of any non-audit services by KPMG is compatible with maintaining their independence.

      The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and, as such, rely without independent verification on the information provided to them and on the representations made by management and KPMG. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting processes or appropriate internal controls and procedures designed to assure compliance with the accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s reviews and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the Company’s audited consolidated financial statements are presented in accordance with generally accepted accounting principles, or that KPMG is in fact independent.

      Based on the reviews and discussions of the Audit Committee described above, in reliance on the unqualified opinion of KPMG dated February 11, 2004, regarding the Company’s audited consolidated financial statements as of and for the year ended December 31, 2003, and subject to the limitations on the responsibilities of the Audit Committee discussed above and in the Audit Committee’s charter (a copy of which is attached as Appendix A), the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that such financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2003, to be filed with the Securities and Exchange Commission.

      The foregoing report is provided by the undersigned members of the Audit Committee of the Board of Directors.

Thomas E. Timbie (Chairman)
Richard B. Emmitt
James E. Thomas

Compensation Committee Report

      Overview. The Compensation Committee of the Board of Directors oversees the Company’s general programs of compensation and benefits for all employees and determines the compensation of the Company’s executive officers and directors. In making its determinations regarding executive compensation, the Compensation Committee has attempted to implement a policy that serves the financial interests of the Company’s stockholders while providing appropriate incentives to its executive officers.

      Compensation Philosophy. The Company’s executive compensation program is designed to attract and retain high caliber executives and motivate them to achieve superior performance for the benefit of the Company’s stockholders. The Compensation Committee believes that a significant portion of executive officers’ compensation potential on an annual basis should be at risk based on the Company’s performance. If the Company’s performance does not meet the criteria established by the Compensation Committee, incentive compensation will be adjusted accordingly.

      Compensation Program. The compensation for executive officers of the Company consists primarily of a base salary, an incentive bonus opportunity, and long-term incentive awards tied directly to the performance of the Company’s common stock. The total cash compensation (i.e., base salary plus incentive bonus) paid to the Company’s executive officers is intended to be competitive with the total cash compensation paid to executive officers in similar positions at companies primarily in the medical device industry with revenues similar to those of the Company. These components of executive compensation are discussed more fully below.

      Base Salary. The Compensation Committee determines the base salaries of the Chief Executive Officer and all other executive officers of the Company. The Compensation Committee considers the input of the Chief Executive Officer with respect to the base salaries of the other executive officers of the Company. In establishing the base salaries, the Compensation Committee seeks relevant compensation information but does not rely on a specific list of companies to compare salaries. Salaries are reviewed annually, and increases are based primarily on merit according to each executive officer’s achievement of performance objectives.

      Incentive Bonus. The Company implemented a management incentive plan for its executive officers and other management-level employees in 2003. The incentive plan provided for the discretionary payment by the Company of an incentive bonus in the event, and to the extent, that the Company achieved certain quarterly and annual performance objectives, including those relating to the Company’s financial results, inventory position, and manufacturing efficiency. Under the plan, the incentive bonuses were calculated as a percentage of the executive officer’s base salary, with the maximum percentage being 68-75% of base salary depending on the executive’s job classification. As a result of the Company’s performance in 2003 relative to the incentive plan’s objectives, the executive officers received incentive bonuses in the approximate range of 63-75% of their base salaries.

      Long-Term Incentive Awards. The Company may grant long-term, equity-based incentive awards to its executive officers under the Company’s Second Amended and Restated 1999 Equity Incentive Plan (the “Equity Incentive Plan”). Under the Equity Incentive Plan, which is administered by the Compensation Committee, the Company may grant long-term, equity-based awards in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, phantom stock units, performance share units, and stock bonuses. Based on an assessment of competitive factors, the Compensation Committee determines an award that is suitable for providing an adequate incentive for the performance and retention of each executive officer. It is not intended that such awards be granted on the basis of past corporate performance or the size or amount of awards previously granted.

      The Compensation Committee’s practice has been to award stock options in order to closely align the interests of the executive officers with those of the Company’s stockholders. In 2003, the Company granted stock options to purchase a total of 227,500 shares of common stock to nine executive officers. To encourage retention, the stock options generally are granted with a vesting period over several years. The stock options granted to the executive officers in 2003 vest ratably over four years. The Compensation Committee has taken the position that stock options should be granted with an exercise price that is equal to the fair market value of the common stock on the date of grant, which is calculated as the average of the high and low reported sale prices on the trading day immediately prior to the grant date. The actual value of stock option compensation, therefore, depends on the market value of the common stock increasing after the date of grant.

      Compensation of Chief Executive Officer. F. Barry Bays was the President and Chief Executive Officer of the Company in 2003. Mr. Bays has an employment agreement with the Company, which is discussed in more detail elsewhere in this Proxy Statement. Pursuant to the agreement, the Company paid Mr. Bays a base salary of $270,000 in 2003. Mr. Bays also was eligible under the Company’s management incentive plan for 2003 to receive an incentive bonus calculated as a percentage of his base salary in the event that the Company achieved certain quarterly and annual performance objectives in 2003. While his targeted bonus percentage was 50% of his base salary, Mr. Bays actually received an incentive bonus for 2003 of $202,500, or 75% of his base salary, due to the overachievement with respect to certain of the performance criteria. On March 25, 2003, the Company granted an option to purchase 50,000 shares of common stock to Mr. Bays under the Equity Incentive Plan. The exercise price of the option is $16.59 per share, which is equal to the market value of the common stock on the date of grant. The option vests ratably over four years and has a ten-year term. The Compensation Committee considers the total compensation received by Mr. Bays for 2003 to be reasonable and appropriate under the circumstances.

* * *

      The foregoing report is provided by the undersigned members of the Compensation Committee of the Board of Directors.

David D. Stevens (Chairman)
James E. Thomas
Elizabeth H. Weatherman

Compensation Committee Interlocks and Insider Participation

      James T. Treace, James E. Thomas, and Elizabeth H. Weatherman served as members of the Compensation Committee of the Board of Directors in 2003. No member of the Compensation Committee is or was an officer or employee of the Company or any of its subsidiaries. In addition, no executive officer of the Company served during 2003 as a director or a member of the compensation committee of any entity that had an executive officer serving as a director of the Company or a member of the Compensation Committee of the Board of Directors.

PROPOSAL 1 — ELECTION OF DIRECTORS

Director Nominees

      The Board of Directors proposes that the eight nominees listed below be elected to serve as directors of the Company. Each nominee is an incumbent director of the Company and has consented to serve on the Board of Directors. The Board of Directors does not know of any reason why any nominee would not be able to serve as a director. However, if any nominee were to become unable to serve as a director, the Board of Directors may designate a substitute nominee, in which case the persons named as proxies will vote for such substitute nominee.

      James T. Treace. Mr. Treace, age 58, has been the Chairman of the Board of the Company since 1999. He has been the President of the J&A Group, LLC, a private investment and consulting company that he founded, since 2000. Mr. Treace was the President of Medtronic Xomed, Inc. from 1999 to 2000, and was the Chairman of the Board, Chief Executive Officer, and President of Xomed Surgical Products, Inc. from 1996 to 1999. Medtronic, Inc. acquired Xomed Surgical Products, Inc., the leader in the market for surgical products used by ear, nose, and throat (“ENT”) surgeons, in 1999 and thereafter changed its name to Medtronic Xomed, Inc. He was the Chairman of the Board, Chief Executive Officer, and President of TreBay Medical Corp., a developer and manufacturer of ENT sinus endoscopy products, from 1993 to 1996. Mr. Treace was the President of Linvatec Corporation from 1990 to 1993, and was the President and Chief Executive Officer of Concept, Inc. from 1981 to 1990. Bristol-Myers Squibb Company acquired Concept, Inc., a leading orthopaedic arthroscopy business, in 1990 and thereafter changed its name to Linvatec Corporation. Mr. Treace is the Chairman of the Board of Kyphon Inc., a public company, and is the uncle of John T. Treace, the Company’s Vice President — Biologics and Extremity Marketing.

      F. Barry Bays. Mr. Bays, age 57, has been a director and the President and Chief Executive Officer of the Company since 2000. He has 39 years of experience in the medical device industry. Mr. Bays was the Senior Vice President and Chief Operating Officer of Medtronic Xomed, Inc. and its predecessor, Xomed Surgical Products, Inc., from 1996 to 2000. He was a director and the Vice President and Chief Operating Officer of TreBay Medical Corp. from 1993 to 1996. Mr. Bays was the Executive Vice President and Chief Operating Officer of Linvatec Corporation from 1990 to 1993, and was the Senior Vice President and Chief Operating Officer of its predecessor, Concept, Inc., from 1981 to 1990.

      Richard B. Emmitt. Mr. Emmitt, age 59, has been a director of the Company since 1999. He has been a Managing Director of The Vertical Group Inc., an investment management and venture capital firm focused on the medical device industry, since 1989. Mr. Emmitt is a director of American Medical Systems Holdings, Inc. and Micro Therapeutics, Inc., both public companies. He is a director of BioSET, Inc., ev3 Inc., Incumed, Inc., OsteoBiologics, Inc., Solarant Medical, Inc., Velocimed LLC, and Tepha, Inc., all privately held companies.

      Laurence Y. Fairey. Mr. Fairey, age 53, has been a director of the Company since January 2004. He is an accomplished medical device executive with 27 years of service to the orthopaedic industry. Mr. Fairey served in several executive capacities at Medtronic Sofamor Danek, Inc., and its predecessor company, Danek Group, Inc., from 1991 to his retirement in 2000, including serving as the Executive Vice President and Chief Financial Officer, the President of International, and, most recently, the President of Neurologics. He held both financial and operational executive positions with Smith & Nephew Richards, Inc., and its predecessor, Richards Medical Company, Inc., from 1973 to 1991.

      David D. Stevens. Mr. Stevens, age 50, has been a director of the Company since January 2004. He is the Chairman of the Board and Chief Executive Officer of Accredo Health, Incorporated, a publicly held provider of specialized pharmacy and related services to the biopharmaceutical industry. At Accredo, Mr. Stevens has been its Chief Executive Officer since 1996, a director since 1997, and the Chairman of the Board since 1999. He also has held senior executive positions with Nova Factor, Inc. and Southern Health Systems, Inc., both subsidiaries of Accredo, since 1996 and 1983, respectively. Mr. Stevens is a director of Thomas & Betts Corporation, a public company.

      James E. Thomas. Mr. Thomas, age 43, has been a director of the Company since August 2000 and previously was a director from December 1999 to March 2000. Mr. Thomas has been a Managing Partner of Thomas, McNerney & Partners, LLC, a private equity investment partnership focused on the health care industry, since 2001. He was a member of Warburg Pincus LLC, a private investment firm, from 1989 to 2000, where he served as a Managing Director. Mr. Thomas is a director of The Medicines Company, Inc., a public company, as well as several privately held companies.

      Thomas E. Timbie. Mr. Timbie, age 46, has been a director of the Company since 2000. He has been the President of Timbie & Company, LLC, a financial consulting firm that he founded, since 2000. Mr. Timbie was the Interim Vice President and Chief Financial Officer of e-dr. Network, Inc., a business-to-business exchange in the optical device market, during 2000. He was the Vice President and Chief Financial Officer of Xomed Surgical Products, Inc. from 1996 to 1999. Mr. Timbie is a director of American Medical Systems Holdings, Inc., Indus International, Inc., and Medical Staffing Network Holdings, Inc., all public companies, as well as one privately held medical device company. Warburg Pincus, one of the Company’s principal stockholders, is a significant stockholder in all these companies.

      Elizabeth H. Weatherman. Ms. Weatherman, age 44, has been a director of the Company since 1999. She is a Managing Director and member of Warburg Pincus LLC where she has been a member of the health care group since 1988. Ms. Weatherman is responsible for Warburg Pincus LLC’s medical device investment activities. She is a director of American Medical Systems Holdings, Inc., Kyphon Inc., and Micro Therapeutics, Inc., all public companies, as well as several privately held medical device companies.

Board of Directors’ Recommendation

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE EIGHT NOMINEES FOR DIRECTOR LISTED ABOVE. Each proxy solicited on behalf of the Board of Directors will be voted FOR the election of the eight director nominees unless the stockholder instructs otherwise in the proxy.

PROPOSAL 2 — APPROVAL OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

Introduction

      The Board of Directors has adopted a resolution proposing an amendment of the Company’s Fourth Amended and Restated Certificate of Incorporation (the “certificate of incorporation”) to change the Company’s authorized shares of common stock from 70,000,000 shares of voting common stock and 30,000,000 shares of non-voting common stock to 100,000,000 shares of common stock (all of which have voting rights). The amendment does not increase the total number of authorized shares of common stock, rather it simply confers voting rights on all the authorized shares of common stock. The Company also has 5,000,000 authorized shares of preferred stock, which will not be affected by the amendment.

Background of Non-Voting Common Stock

      In December 1999, Warburg, Pincus Equity Partners, L.P. (“WPEP”) led a group of private investors in effecting a recapitalization of the Company. In connection with the recapitalization, the Company issued common stock, preferred stock, and warrants, which together represented 83% of the Company’s equity ownership, as well as subordinated notes to WPEP and three affiliated funds (“Warburg Pincus”).

      In July 2001, the Company issued 7,500,000 shares of voting common stock to investors in its initial public offering (the “IPO”). In connection with the IPO, the Company issued 9,926,006 shares of voting common stock and 7,123,344 shares of non-voting common stock to Warburg Pincus upon the conversion of the shares of preferred stock, accrued dividends thereon, and subordinated notes held by Warburg Pincus. The Company issued the shares of non-voting common stock to Warburg Pincus in accordance with a provision in the certificate of incorporation that prohibited WPEP and its affiliates from beneficially owning more than 49% of the outstanding shares of voting common stock. By virtue of its stockholdings, Warburg Pincus beneficially owned 61% of all the outstanding shares of common stock (voting and non-voting) upon the conclusion of the IPO.

      In March 2002, the Company, along with certain selling stockholders, completed a secondary offering of 6,900,000 shares of voting common stock, which included 3,450,000 shares issued by the Company. Upon the completion of the secondary offering, Warburg Pincus’ beneficial ownership decreased to 46% of all the outstanding shares of common stock (voting and non-voting). Warburg Pincus thereafter converted all its shares of non-voting common stock into shares of voting common stock and, as a consequence, there no longer were any outstanding shares of non-voting common stock.

Outstanding, Committed, Reserved, and Available Shares of Common Stock

      At March 31, 2004, the Company had 33,115,438 outstanding shares of voting common stock, 5,602,585 shares of voting common stock committed to be issued upon the exercise of outstanding options and warrants, and 705,025 shares of voting common stock reserved for future issuance under the Company’s equity compensation plans. At such date, there remained 30,576,952 authorized shares of voting common stock available for future issuance by the Company.

      At March 31, 2004, the Company had no outstanding shares of non-voting common stock, and all 30,000,000 authorized shares of non-voting common stock were available for future issuance. The Company does not have any present plan or intention of issuing any shares of non-voting common stock in the future.

Text of Amendment

      If the proposed amendment is approved by the stockholders, Article IV of the certificate of incorporation will be amended to read as follows:

ARTICLE IV

The total authorized capital stock of the Corporation shall be 105,000,000 shares consisting of 100,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), and 5,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).

The Preferred Stock may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title and such number of shares as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it. The Board of Directors is further authorized to increase or decrease (but not below the number of shares outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Except as provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock or as otherwise provided herein, the shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes.

Effects of Amendment

      If the proposed amendment is approved by the stockholders, the Company will continue to have the same number of authorized shares of common stock. The only difference in the Company’s equity capital structure will be that all 100,000,000, rather than only 70,000,000, of the authorized shares of common stock will have voting rights.

      The additional authorized shares of common stock with voting rights will be available to the Company for issuance from time to time for various corporate purposes, including private or public sales, acquisitions, stock splits and dividends, and equity compensation plans. The Company does not have any present understanding, arrangement or agreement to issue any additional shares of common stock for any purpose other than pursuant to its outstanding options and warrants and its existing equity compensation plans. Nonetheless, the Company from time to time will continue to consider transactions that would result in the issuance of additional shares of common stock.

      The additional authorized shares of common stock with voting rights could have the effect of making it more difficult, and therefore less likely, for a party to gain control of the Company on an unfriendly basis, because the Company could issue such additional shares to a third party that is supportive of the incumbent Board of Directors and management. The Company does not know of any party that is intent on gaining control of the Company and, as a consequence, the Company has no present plan or intention to issue any additional shares of common stock in connection with such a situation.

      The proposed amendment does not alter the rights and privileges of the Company’s outstanding shares of common stock or the manner in which the Board of Directors may authorize the issuance of additional shares of common stock or preferred stock. The Company’s stockholders do not have preemptive rights or any other preferential right to purchase any additional shares of common stock.

      The Board of Directors believes that the proposed amendment is in the best interests of the Company and its stockholders, insofar as it will provide the Board of Directors with flexibility and will enhance its ability to respond to corporate opportunities that may arise in the future without the delay of seeking stockholder approval at such time. The Board of Directors will continue to seek stockholder approval for transactions that require such approval under Delaware corporate law, the Company’s certificate of incorporation and bylaws, and the NASD’s listing standards.

Effective Date of Amendment

      If the proposed amendment is approved by the stockholders, the Company intends shortly thereafter to file a certificate of amendment to the certificate of incorporation with the office of the Secretary of State of the State of Delaware. The certificate of amendment will become effective upon its filing. The only changes to the certificate of incorporation will be those made to Article IV as shown above.

Board of Directors’ Recommendation

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S AUTHORIZED SHARES OF COMMON STOCK FROM 70,000,000 SHARES OF VOTING COMMON STOCK AND 30,000,000 SHARES OF NON-VOTING COMMON STOCK TO 100,000,000 SHARES OF COMMON STOCK (ALL OF WHICH HAVE VOTING RIGHTS), WITHOUT ANY INCREASE IN THE OVERALL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. Each proxy solicited on behalf of the Board of Directors will be voted FOR the approval of the amendment of the certificate of incorporation unless the stockholder instructs otherwise in the proxy.

PROPOSAL 3 — APPROVAL OF AMENDMENT OF EQUITY INCENTIVE PLAN

Introduction

      The Company’s Second Amended and Restated 1999 Equity Incentive Plan (the “Equity Incentive Plan”) originally was adopted by the Board of Directors and approved by the stockholders on December 7, 1999, and subsequently was amended and restated on July 6, 2001, and May 13, 2003. Under the Equity Incentive Plan, the Company is authorized to grant equity-based awards in the form of stock options, stock appreciation rights, restricted stock, phantom stock units, performance share units, and stock bonuses to the employees (including executive officers), directors, and consultants of the Company and its subsidiaries. The purpose of the Equity Incentive Plan is to provide a means for the Company to attract able persons to become and remain employees and directors of and consultants to the Company and its subsidiaries by providing them with long-term, equity-based incentive compensation. The objectives of the Equity Incentive Plan are to strengthen the commitment of employees, directors, and consultants to the welfare of the Company and to promote an identity of interest between them and the Company’s stockholders.

Summary of Proposed Amendment

      The Compensation Committee of the Board of Directors has reviewed the Equity Incentive Plan and has concluded that it would be in the best interests of the Company and its stockholders for the Equity Incentive Plan to be amended as summarized below. The Compensation Committee has adopted an amendment to the Equity Incentive Plan to effect these changes, subject to approval by the Company’s stockholders in a manner that complies with applicable law, the rules and regulations of the SEC, and the rules and regulations of the Nasdaq Stock Market. If approved by the stockholders, the amendment of the Equity Incentive Plan will become effective as of May 13, 2004, the date of the meeting.

      Increase in Shares Available. At present, the Company is authorized to grant equity-based awards under the Equity Incentive Plan for up to 6,767,051 shares of common stock. At March 31, 2004, the Company had granted stock options and stock bonuses to approximately 500 employees and directors. The Company thus far has not granted any stock appreciation rights, restricted stock, phantom stock units, or performance share units under the Equity Incentive Plan. At March 31, 2004, the Company had issued 871,186 shares of common stock pursuant to stock option exercises and 69,688 shares of common stock as stock bonuses, the Company had paid cash in an amount equivalent to 52,356 shares of common stock to offset the tax consequences of the stock bonuses, and there were outstanding stock options to purchase 5,250,328 shares of common stock. As a result, at March 31, 2004, there were 523,493 remaining shares of common stock available for future awards under the Equity Incentive Plan.

      Based on the Company’s current compensation policies, the Compensation Committee believes that in the near future there will not be a sufficient number of shares of common stock available for future awards under the Equity Incentive Plan in order to enable the Company to continue to achieve its objectives. Therefore, as contemplated in the amendment, the maximum number of shares of common stock for which the Company may grant awards under the Equity Incentive Plan will be increased by 1,500,000 shares from 6,767,051 to 8,267,051 shares. The additional shares represent a 22.2% increase in the number of authorized shares under the Equity Incentive Plan, but constitute only 4.5% of the 33,115,438 shares of common stock that were outstanding on March 31, 2004. The additional 1,500,000 shares, together with the existing 523,493 shares at March 31, 2004, are expected to provide the Company with a sufficient number of available shares of common stock to make awards under the Equity Incentive Plan for the foreseeable future.

      Increase in Annual Limit on Stock Options and SARs. At present, a participant in the Equity Incentive Plan may receive in any one year stock options and stock appreciation rights (“SARs”) with respect to no more than 200,000 shares of common stock. The Compensation Committee believes that this limit on annual stock option and SARs grants, while reasonable when the Equity Incentive Plan was adopted in 1999 when the Company was privately held, is too low in the current employment marketplace to enable the Company to achieve its employee recruitment and retention objectives, particularly with respect to executive officers.

Therefore, as contemplated in the amendment, the maximum number of shares of common stock with respect to which a participant may receive stock options and SARs granted under the Equity Incentive Plan in any one year will be increased by 400,000 shares from 200,000 to 600,000 shares. The Compensation Committee believes that this higher annual limit on stock option and SARs grants is essential to maintaining the Equity Incentive Plan as an effective source of equity-based incentive compensation for the Company’s employees.

      Prohibition on Repricing of Stock Options. At present, the Equity Incentive Plan authorizes the Compensation Committee to permit or require participants to voluntarily surrender their nonqualified stock option upon the Company’s granting to them of a new stock option for the same or a different number of shares. The new stock option may, among other things, be exercisable at a price specified by the Compensation Committee without regard to the exercise price of the surrendered nonqualified stock option. This authority implicitly allows the Compensation Committee, in the event of a decline in the market price of the common stock, to reprice the outstanding nonqualified stock options by reducing their exercise prices to, or replacing them with new stock options with exercise prices at, levels that are more commensurate with the then existing, lower share price. While the Company has never been confronted with a stock option repricing scenario, the Compensation Committee, as a matter of policy, does not favor the repricing of outstanding stock options in the absence of approval by the Company’s stockholders. Therefore, as contemplated in the amendment, the Equity Incentive Plan will prohibit the Company, without the prior approval of the Company’s stockholders, from amending any outstanding nonqualified stock option to reduce its exercise price and from granting any new stock option in replacement and cancellation of any outstanding nonqualified stock option with a higher exercise price. The prohibition on stock option repricing will not be construed to prohibit the adjustments for extraordinary changes in the Company’s capital structure that are currently permitted under the Equity Incentive Plan.

      Administrative Changes. As contemplated in the amendment, the Equity Incentive Plan will be modified in a number of other ways to update and improve its administration. The administrative changes to the Equity Incentive Plan include (a) clarifying that if the common stock is quoted on the Nasdaq Stock Market, then the fair market value of the common stock is determined as the mean between the highest and lowest sale prices of the common stock reported on the Nasdaq Stock Market on the date prior to the determination date; (b) deleting the requirement that participants enter into a shareholders agreement as a condition to receiving an award under the plan, which is a holdover from the period prior to July 13, 2001, when the Company was privately held; (c) removing references to the “private company” exemption from the applicability of Section 162(m) of the Internal Revenue Code (the “Code”), which has ceased to be applicable to the Company; and (d) providing that any amendment of the Equity Incentive Plan must be approved by the Company’s stockholders to the extent that such approval is then required by the Equity Incentive Plan, applicable law, the rules and regulations of the Securities and Exchange Commission, or the rules and regulations of any national securities exchange on which the common stock is then listed or the Nasdaq Stock Market or any other automated quotation system on which the common stock is then quoted.

Summary of Equity Incentive Plan

      The following is a summary of the detailed provisions of the Equity Incentive Plan as proposed to be amended. The statements contained herein are qualified in their entirety by reference to the Third Amended and Restated 1999 Equity Incentive Plan which sets forth the Equity Incentive Plan as so amended, a copy of which is attached as Appendix C to this Proxy Statement.

      General. The Equity Incentive Plan authorizes the Company to grant to eligible persons the following types of equity-based awards: options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code; options to purchase common stock that do not qualify as incentive stock options under the Code, which are also referred to as “nonqualified stock options”; stock appreciation rights or SARs; shares of restricted stock that are subject to certain transferability and forfeiture restrictions that lapse after specified restricted periods; phantom stock units; performance share units; and stock bonuses.

      Eligible Persons. Approximately 600 non-union employees and directors of and consultants to the Company and its related entities are eligible to receive equity-based awards under the Equity Incentive Plan. Under present law, incentive stock options may be granted only to employees.

      Shares Available. As contemplated in the amendment, the maximum number of shares of common stock subject to all awards granted under the Equity Incentive Plan will be 8,267,051 shares. In addition, as contemplated in the amendment, the maximum number of shares of common stock with respect to which any one person may be granted options or SARs during any one year will be 600,000 shares. The awards granted under the Equity Incentive Plan and the foregoing share limitations are subject to equitable adjustment or substitution, as determined by the Compensation Committee in its sole discretion, in the event of certain changes in the Company’s outstanding shares of common stock or its capital structure resulting from stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization. In the event that any option, SAR, restricted stock, phantom stock unit, or performance share unit expires or is surrendered, terminated, or forfeited, the shares of common stock no longer subject to such award will be released and thereafter available for new awards to be granted under the Equity Incentive Plan.

      Administration. The Compensation Committee of the Board of Directors is authorized to administer the Equity Incentive Plan. The Compensation Committee has the authority, subject to the provisions of the Equity Incentive Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the administration of the Equity Incentive Plan as it may deem necessary or advisable. The Compensation Committee has the power, subject to the provisions of the Equity Incentive Plan, to select the eligible persons to participate in the Equity Incentive Plan; determine the nature and extent of the awards to be made to each participant; determine the time when awards will be made to participants; establish the performance goals and determine the period of time within which performance is measured with respect to performance share units; determine the period of time during which shares of restricted stock are subject to restrictions; determine the conditions for the payment of awards; and prescribe the forms of agreements and documents evidencing the awards.

          Types of Equity-Based Awards

           Stock Options. The Compensation Committee may grant awards of stock options to eligible persons under the Equity Incentive Plan. Nonqualified stock options may be granted to all eligible persons, but incentive stock options may be granted only to employees of the Company and its related entities.
The Compensation Committee may set the exercise price of stock options, provided that the exercise price of incentive stock options is not less than the fair market value of the underlying common stock on the date of grant. Stock options will vest and become exercisable in such a manner and on such date or dates as are determined by the Compensation Committee. The stock options will expire after a period not exceeding ten years from the date of grant, as determined by the Compensation Committee, subject to earlier termination in the event that the participant’s employment or service with the Company or a related entity ceases before the end of the option period. If an incentive stock option is granted to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of the Company’s stock, the option period may not exceed five years and the exercise price may not be less than 110% of the fair market value of the underlying common stock on the date of grant. Each stock option is to be evidenced by a stock option agreement containing such provisions, consistent with the Equity Incentive Plan, as are determined by the Compensation Committee.

           Stock Appreciation Rights. The Compensation Committee may grant awards of stock appreciation rights to eligible persons, alone or in tandem with stock options, pursuant to the Equity Incentive Plan. A SAR confers on the participant the right to receive the value equal to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price of the SAR. The Company may pay an exercised SAR’s excess value in the form of cash, shares of common stock, or a combination of both as determined by the Compensation Committee. If, on the day that an unexercised SAR is scheduled to expire, the fair market value of the common stock exceeds the exercise price of the SAR, the SAR will be deemed to have been exercised by the participant on such last day, and the Company will make the appropriate payment therefor. Each SAR is to be subject to such terms and conditions as are imposed by the Compensation Committee and are not inconsistent with the Equity Incentive Plan.

           Restricted Stock. The Compensation Committee may grant awards of restricted stock to eligible persons under the Equity Incentive Plan. Upon the award of the restricted stock, the Company issues a stock certificate registered in the participant’s name, evidencing the restricted stock, and bearing an appropriate legend and either delivers it to the participant or deposits it in escrow pending the expiration of the restrictions. The participant’s rights to the restricted stock are subject to certain transferability and forfeiture restrictions during a restricted period which commences on the date of grant of the restricted stock and expires from time to time in accordance with a schedule established by the Compensation Committee. While the restrictions are in place, the participant generally has the rights and privileges of a stockholder as to the restricted stock, including the right to vote the restricted stock and to receive dividends thereon. Upon the expiration of the restricted period, the restrictions are of no further force or effect with respect to the restricted stock, and any escrowed stock certificate evidencing the restricted stock is delivered to the participant. Each restricted stock award is to be evidenced by an agreement between the Company and the participant setting forth the applicable restrictions.

           Phantom Stock Units. The Compensation Committee may grant awards of phantom stock units to eligible persons pursuant to the Equity Incentive Plan. A phantom stock unit is a hypothetical investment equal to one share of common stock. The Company does not issue any shares of common stock when a phantom stock unit award is made, and the participant is not considered a stockholder of the Company; however, the participant is entitled to receive an amount of cash equal to the cash dividend that the Company pays on a share of common stock for each phantom stock unit then credited to the participant’s account. The participant’s rights with respect to the phantom stock units are subject to certain forfeiture provisions during a restricted period which commences as of the date of grant of the phantom stock units and expires from time to time in accordance with a schedule established by the Compensation Committee. Upon the expiration of the restricted period, the Company delivers to the participant one share of common stock for each phantom stock unit for which the restrictions have expired and cash equal to any dividend equivalents credited with respect to each such phantom stock unit. The terms and conditions of each grant of phantom stock units are to be reflected in a written award agreement.

           Performance Share Units. The Compensation Committee is authorized to establish performance share programs and may grant awards of performance share units to eligible persons in accordance with such programs under the Equity Incentive Plan. The Compensation Committee determines the number of performance share units to be granted to each eligible person who is selected to receive such an award. At the beginning of each performance measurement period, referred to in the Equity Incentive Plan as an “award period,” the Compensation Committee establishes written performance goals based on the Company’s financial objectives for such award period and a schedule relating the accomplishment of the performance goals to the performance share units to be earned by the participants. The performance goals may include absolute or relative growth in earnings per share or rate of return on stockholders’ equity or any other measurement of corporate performance and may be determined on an individual basis or by categories of participants. The Compensation Committee may adjust the performance goals during the award period to account for certain events affecting the Company. At the completion of the award period, the Compensation Committee calculates the number of shares of common stock earned with respect to each participant’s performance share unit award by multiplying the number of performance share units granted to the participant by a performance factor representing the degree of attainment of the performance goals. Payment of earned performance share units is made in the form of shares of common stock or, at the Compensation Committee’s discretion, cash if requested by the participant.

           Stock Bonuses. The Compensation Committee may issue unrestricted shares of common stock to eligible persons pursuant to the Equity Incentive Plan. The Compensation Committee may grant the stock awards as or in payment of a bonus to the participant, to provide incentives for the participant, or to recognize the participant’s special achievements or contributions.

      Transferability. A participant’s interest in and rights under the Equity Incentive Plan, including amounts receivable on account of the equity-based awards granted thereunder, may not be sold, assigned, donated, transferred, or otherwise disposed of, and may not be mortgaged, pledged or encumbered, except in the event of a participant’s death to a designated beneficiary to the extent permitted in the Equity Incentive Plan, or by will or the laws of descent and distribution in the absence of any such designation. The Compensation Committee, however, may allow for the transfer of awards other than incentive stock options to other persons or entities.

      Change of Control Provisions. Under the Company’s standard agreements covering stock option grants, if the Company experiences a change of control, all the then unvested options will automatically vest and be fully exercisable and will remain so exercisable in accordance with the terms of the option agreement. For purposes of the option agreements, a “change of control” is defined as any of the following events:

•	the acquisition by any individual, entity, or group of beneficial ownership of 50% or more (on a fully diluted basis) of either (1) the then outstanding shares of the Company’s common stock, taking into account certain share equivalents, or (2) the combined voting power of the Company’s then outstanding voting securities that are entitled to vote generally in the election of directors, unless the acquisition (a) is pursuant to an initial public offering by the Company or (b) is effected by the Company, any affiliate of the Company, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates;

•	the consummation of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all the assets of the Company, unless, following the transaction, (1) all or substantially all the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of the Company’s common stock, taking into account certain share equivalents, and the Company’s then outstanding voting securities that are entitled to vote generally in the election of directors immediately prior to the transaction continue to beneficially own more than 60%, respectively, of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities that are entitled to vote generally in the election of directors of the corporation resulting from the transaction (the “new entity”) in substantially the same ownership proportions as prior to the transaction; (2) no unrelated party beneficially owns, directly or indirectly, (a) 50% or more (on a fully diluted basis) of the then outstanding shares of common stock of the new entity, taking into account certain share equivalents, or (b) 50% or more of the combined voting power of the outstanding voting securities of the new entity, except in each case to the extent that such ownership existed prior to the transaction; and (3) at least a majority of the members of the board of directors of the new entity were incumbent members of the Board of Directors of the Company at the time of the execution of the initial agreement providing for the transaction;

•	the sale of at least 80% of the Company’s assets to an unrelated party or the completion of a transaction having a similar effect;

•	the approval by the Company’s stockholders of a complete liquidation or dissolution of the Company; or

•	the individuals who constitute the Board of Directors of the Company on the date of the employment agreement, and any other individual who becomes a member of the Board of Directors after the date of the agreement and whose election or nomination was approved by a vote of at least two-thirds of the Company’s then current directors, thereafter cease to constitute at least a majority of the Board of Directors.

      Amendment and Termination. The Board of Directors may terminate the Equity Incentive Plan at any time. The Board of Directors or the Compensation Committee may amend or suspend and, if suspended, reinstate the Equity Incentive Plan in whole or in part at any time and from time to time. As contemplated in the amendment, any subsequent amendment of the Equity Incentive Plan must be approved by the Company’s stockholders to the extent that such approval is then required by the Equity Incentive Plan, applicable law, the rules and regulations of the Securities and Exchange Commission, or the rules and regulations of any national securities exchange on which the common stock is then listed or the Nasdaq Stock Market or any other automated quotation system on which the common stock is then quoted.

Federal Income Tax Consequences

      The following is a summary of the material anticipated United States federal income tax consequences of the Equity Incentive Plan to the Company and the participants. The summary is based on current federal income tax law, which is subject to change, and does not address state, local, or foreign tax consequences or considerations.

      Stock Options. The grant of a stock option that does not have a readily ascertainable value will not result in taxable income at the time of the grant for either the Company or the optionee. Upon exercising an incentive stock option, the optionee will have no taxable income (except that the alternative minimum tax may apply) and the Company will receive no deduction. Upon exercising a nonqualified stock option, the optionee will recognize ordinary income in the amount by which the fair market value of the common stock at the time of exercise exceeds the option exercise price, and the Company will be entitled to a deduction for the same amount. The optionee’s income is subject to withholding tax as wages.

      The tax treatment of the optionee upon a disposition of shares of common stock acquired through the exercise of a stock option is dependent upon the length of time that the shares have been held and on whether such shares were acquired by exercising an incentive stock option or a nonqualified stock option. If an employee exercises an incentive stock option and holds the shares for two years from the date of grant and one year after exercise, then any gain or loss realized based on the exercise price of the option will be treated as long-term capital gain or loss. Shares obtained upon exercise of an incentive stock option that are sold without satisfying these holding periods will be treated as shares received from the exercise of a nonqualified stock option. Generally, upon the sale of shares obtained by exercising a nonqualified stock option, the optionee will treat the gain realized on the sale as a capital gain. Generally, there will be no tax consequence to the Company in connection with the disposition of shares of common stock acquired under an option, except that the Company may be entitled to a deduction in the case of a disposition of shares acquired upon exercise of an incentive stock option before the applicable holding periods have been satisfied.

      Stock Appreciation Rights. The grant of a SAR will not result in taxable income to the participant at the time of the award. Upon exercising the SAR, the participant will recognize ordinary income in the amount by which the fair market value of the common stock or the amount of cash, as the case may be, exceeds the SAR exercise price, if any. The Company will be entitled to a deduction for the same amount. The participant’s income is subject to withholding tax as wages. Upon a disposition of shares of common stock acquired through the exercise of the SAR, the participant may recognize capital gain or loss, the character of which is dependent upon the length of time that the shares have been held. Generally, there will be no tax consequences to the Company in connection with the disposition of shares of common stock acquired under a SAR.

      Restricted Stock. An award of shares of common stock that is limited in terms of transferability and is subject to a substantial risk of forfeiture — i.e., restricted stock — will not result in taxable income to the participant at the time of the grant. Prior to the lapse of either of the restrictions on the restricted stock, any dividends received on such shares will be treated as ordinary compensation income to the participant. Upon the lapse of either of the restrictions, the participant will recognize ordinary income in the amount of the fair market value of the shares of common stock at the time that the restriction lapses.

      Alternatively, within 30 days after receipt of the restricted stock, a participant may make an election under Section 83(b) of the Code, which would allow the participant to include in income in the year that the restricted common stock is awarded an amount equal to the fair market value of the restricted stock on the date of such award determined as if the restricted common stock were not subject to restrictions. If the Section 83(b) election is made, the participant will not recognize income at the time that the restrictions actually lapse. For purposes of determining the period of time that the participant holds the restricted stock, the holding period begins on the award date when a participant makes a Section 83(b) election. Further, any dividends received after the Section 83(b) election is made will constitute ordinary income. If the restricted stock subject to the Section 83(b) election is subsequently forfeited, however, the participant is not entitled to a deduction or tax refund.

      The Company will be entitled to a deduction for the year in which the participant recognizes ordinary income with respect to the restricted stock in an amount equal to such income.

      Phantom Stock Units. The grant of a phantom stock unit will not result in taxable income to the participant at the time of the grant. Further, the participant will have no taxable income upon lapse of the restrictions. At the time that the Company makes payment with respect to the phantom stock unit, the participant will recognize ordinary income in an amount equal to the fair market value of the shares of common stock received or in the amount of the cash received, as the case may be. The Company will be entitled to a deduction at the time of payment in an amount equal to such income.

      Performance Share Units. The grant of a performance share unit will not result in taxable income to the participant at the time of the grant. At the time that the Company makes payment with respect to the performance share units, the participant will recognize ordinary income in an amount equal to the fair market value of the shares of common stock received or in the amount of the cash received, as the case may be. The Company will be entitled to a deduction at the time of payment in an amount equal to such income.

      Stock Bonuses. A participant who receives a stock bonus will recognize ordinary income upon receipt of the stock in an amount equal to the fair market value of the stock on the date of grant. The Company will be entitled to a deduction at the time of grant in an amount equal to such income.

      Effect of Section 162(m) of the Code. Section 162(m) of the Code limits to $1 million per person the annual amount that the Company may deduct for compensation paid to any of its most highly compensated employees. Compensation payable as a result of the attainment of performance goals is excluded from this limit. To qualify as performance-based compensation, the Equity Incentive Plan and the awards made thereunder must meet certain requirements. For example, stock options and SARs granted with an exercise price not less than the fair market value of the underlying shares of common stock are considered performance-based compensation, so long as the Equity Incentive Plan and the stock option or SAR meet certain requirements, because the amount of compensation is attributable to an increase in the price of the common stock. Restricted stock awards may or may not qualify as performance-based compensation, depending on whether the vesting of the restricted stock is based on the attainment of performance-based goals. The Company’s policy is to grant awards meeting the requirements of Section 162(m) and applicable regulations to its most highly compensated employees.

Common Stock Price

      The last sale price of the Company’s common stock on March 31, 2004, as reported by the Nasdaq Stock Market, was $30.70 per share.

Award Grants

      Past Award Grants. The table on the next page sets forth information regarding the number of equity-based awards, all of which are stock options, that have been made under the Equity Incentive Plan as of March 31, 2004, to (1) each of the Company’s executive officers who are named in the Summary Compensation Table, (2) all current executive officers as a group, (3) all current directors who are not executive officers as a group, and (4) all employees who are not executive officers as a group. There is no separate disclosure with respect to director nominees, because all of them currently are directors of the Company whose information is already shown in the table. There is no applicable disclosure to be made with regard to any associate of the Company’s current directors, director nominees, and executive officers or any other recipient of 5% or more of the stock options.

Number of Shares of Common
Name or Category	Stock Underlying Options

F. Barry Bays	972,273
President and Chief Executive Officer
John K. Bakewell	184,091
Executive Vice President and Chief Financial Officer
Brian T. Ennis	135,000
President — International
Jack E. Parr, Ph.D.	114,610
Executive Vice President and Chief Scientific Officer
Robert W. Churinetz	126,110
Senior Vice President — Global Operations
All current executive officers as a group	1,898,582
All current directors who are not executive officers as a group	316,362
All employees who are not executive officers as a group	4,361,198

      Future Award Grants. The granting of equity-based awards under the Equity Incentive Plan is at the discretion of the Compensation Committee. The Compensation Committee has not yet determined any awards that will be granted under the Equity Incentive Plan, as it is proposed to be amended, to the persons and groups of persons identified in the preceding table. In addition, if the Equity Incentive Plan, as so amended, had been in effect in 2003, such persons and groups of persons would not have received awards that were any different in type or amount than those that they actually received in 2003. See “Executive Officers and Executive Compensation — Stock Option Grants in 2003” for information regarding the stock options granted in 2003 to the Company’s executive officers named in the Summary Compensation Table.

Board of Directors’ Recommendation

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE EQUITY INCENTIVE PLAN TO (A) INCREASE BY 1,500,000 THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARDS THEREUNDER, (B) INCREASE BY 400,000 THE NUMBER OF SHARES OF COMMON STOCK WITH RESPECT TO WHICH A PARTICIPANT MAY RECEIVE STOCK OPTIONS AND STOCK APPRECIATION RIGHTS IN ANY ONE YEAR, (C) PROHIBIT THE REPRICING OF OUTSTANDING STOCK OPTIONS WITHOUT PRIOR STOCKHOLDER APPROVAL, AND (D) MAKE CERTAIN ADMINISTRATIVE CHANGES TO THE PLAN. Each proxy solicited on behalf of the Board of Directors will be voted FOR the approval of the amendment to the Equity Incentive Plan unless the stockholder instructs otherwise in the proxy.

PROPOSAL 4 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

General

      The Audit Committee of the Board of Directors has selected KPMG LLP (“KPMG”) as the independent auditor to perform the audit of the Company’s consolidated financial statements for 2004. KPMG audited the Company’s consolidated financial statements for 2003 and 2002. KPMG is a registered public accounting firm.

      The Board of Directors is asking the stockholders to ratify the selection of KPMG as the Company’s independent auditor for 2004. Although not required by law, the NASD’s listing standards, or the Company’s bylaws, the Board of Directors is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

      Representatives of KPMG are expected to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the Company’s stockholders.

Board of Directors’ Recommendation

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2004. Each proxy solicited on behalf of the Board of Directors will be voted FOR the ratification of the selection of KPMG as the Company’s independent auditor for 2004 unless the stockholder instructs otherwise in the proxy. If the stockholders do not ratify the selection, the matter will be reconsidered by the Audit Committee and the Board of Directors.

Audit and Non-Audit Services

      The Audit Committee is directly responsible for the appointment, compensation, and oversight of the Company’s independent auditor. In addition to retaining KPMG to audit the Company’s consolidated financial statements for 2003, the Audit Committee retained KPMG to provide other auditing and advisory services in 2003. The Audit Committee understands the need for KPMG to maintain objectivity and independence in its audits of the Company’s financial statements. The Audit Committee has reviewed all non-audit services provided by KPMG in 2003 and has concluded that the provision of such services was compatible with maintaining KPMG’s independence in the conduct of its auditing functions.

      To help ensure the independence of the independent auditor, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by its independent auditor. Pursuant to this policy, all audit and non-audit services to be performed by the independent auditor must be approved in advance by the Audit Committee. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented to the full Audit Committee at its next regularly scheduled meeting.

      The aggregate fees billed by KPMG for audit and non-audit services provided to the Company in 2003 and 2002 were as follows:

Fees	2003	2002

Audit Fees	$582,000	$499,732
Audit-Related Fees	103,000	8,000
Tax Fees:
Tax Compliance Fees	31,050	35,000
All Other Tax Fees	177,732	37,769

Total Tax Fees	208,782	72,769
All Other Fees	—	—

Total	$893,782	$580,501

      In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements included in the annual report on Form 10-K, for the review of a company’s financial statements included in the quarterly reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories. The Company has adjusted the audit fees billed by KPMG in 2002, compared to the figures reported in last year’s proxy statement, to increase the audit fees by $5,700 and to shift $8,000 related to the audit of an employee benefit plan to the audit-related fees category.

Other Independence Measures

      The Company has taken additional steps to ensure the independence of its independent auditor. The Audit Committee requires that the lead and concurring partners assigned to the audit of the Company’s consolidated financial statements are rotated off the independent auditor’s audit engagement at least every five years. The Board of Directors, upon the recommendation of the Audit Committee, also has adopted a policy restricting the hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company’s consolidated financial statements.

Prior Independent Auditor

      As previously disclosed, on May 10, 2002, the Board of Directors, upon the recommendation of the Audit Committee, decided to no longer engage Arthur Andersen LLP (“Andersen”) as the Company’s independent auditor, and engaged KPMG to serve as the Company’s independent auditor for 2002.

      Andersen’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2001 and 2000, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Andersen’s unqualified report on the Company’s audited consolidated financial statements as of and for the year ended December 31, 2001, was issued in conjunction with the publication of the Company’s 2001 Annual Report and the filing with the SEC of the Company’s annual report on Form 10-K for the year ended December 31, 2001.

      During the years ended December 31, 2001 and 2000, and the subsequent interim period through May 10, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years.

      None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the years ended December 31, 2001 and 2000, or the subsequent interim period through May 10, 2002.

      The Company provided Andersen with a copy of the foregoing disclosures and attached a copy of Andersen’s letter to the SEC dated May 10, 2002, stating Andersen’s agreement with such statements as Exhibit 16.1 to the current report on Form 8-K that the Company filed with the SEC on May 13, 2002.

      During the years ended December 31, 2001 and 2000, and the subsequent interim period through May 10, 2002, the Company did not consult KPMG regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers and Other Senior Management

      Set forth below is certain information concerning the executive officers and other senior management of the Company.

Name	Age	Position(s)

F. Barry Bays	57	President and Chief Executive Officer
John K. Bakewell	42	Executive Vice President and Chief Financial Officer
Brian T. Ennis	49	President — International
Jack E. Parr, Ph.D.	64	Executive Vice President and Chief Scientific Officer
Robert W. Churinetz	52	Senior Vice President — Global Operations
R. Glen Coleman	49	Senior Vice President — U.S. Sales and Marketing
Jason P. Hood	39	Vice President, General Counsel, and Secretary
Jeffrey G. Roberts	45	Vice President — Research and Development
Lance A. Berry	31	Vice President and Corporate Controller
Warren O. Haggard, Ph.D.	47	Vice President — Advanced Technology
Karen L. Harris	42	Vice President — International Sales and Distribution
Joyce B. Jones	50	Vice President and Treasurer
William F. Scott	58	Vice President — U.S. Sales
John T. Treace	32	Vice President — Biologics and Extremity Marketing

      F. Barry Bays has been the President and Chief Executive Officer and a director of the Company since 2000. He has 39 years of experience in the medical device industry. Mr. Bays was the Senior Vice President and Chief Operating Officer of Medtronic Xomed, Inc. and Xomed Surgical Products, Inc. from 1996 to 2000. Medtronic, Inc. acquired Xomed Surgical Products, Inc., the leader in the market for surgical products used by ear, nose, and throat (“ENT”) surgeons, in 1999 and thereafter changed its name to Medtronic Xomed, Inc. He was a director and the Vice President and Chief Operating Officer of TreBay Medical Corp., a developer and manufacturer of ENT sinus endoscopy products, from 1993 to 1996. Mr. Bays was the Executive Vice President and Chief Operating Officer of Linvatec Corporation from 1990 to 1993, and was the Senior Vice President and Chief Operating Officer of Concept, Inc. from 1981 to 1990. Bristol-Myers Squibb Company acquired Concept, Inc., a leading orthopaedic arthroscopy business, in 1990 and thereafter changed its name to Linvatec Corporation.

      John K. Bakewell has been the Executive Vice President and Chief Financial Officer of the Company since 2000. He was the Chief Financial Officer and Vice President of Finance and Administration of Altra Energy Technologies, Inc., a software and e-commerce solutions provider to the energy industry, from 1998 to 2000. Mr. Bakewell was the Vice President of Finance and Administration and Chief Financial Officer of Cyberonics, Inc., a publicly held medical device manufacturer, from 1993 to 1998. He was the Chief Financial Officer of ZEOS International Ltd., a publicly held manufacturer and direct marketer of personal computers and related products, from 1990 to 1993.

      Brian T. Ennis has been the President — International of the Company since 2001. He has 20 years of experience in the medical device industry. Mr. Ennis held several management positions with Stryker Corporation from 1989 to 2000, including service as the Director of Marketing of Stryker Medical, the Vice President and General Manager of Stryker Medical Europe, the Vice President and General Manager of Stryker United Kingdom, and the Vice President of MedSurg Marketing for Stryker Europe, Africa, and Middle East. He was employed by C.R. Bard Corporation from 1982 to 1988, serving in progressively higher sales and marketing positions culminating as the Group Product Manager for the Bard Urological division.

      Jack E. Parr, Ph.D., has been the Executive Vice President and Chief Scientific Officer of the Company since 1998. He previously served the Company as the Vice President of Research and Development from 1993 to 1998. Dr. Parr has 24 years of experience in the orthopaedic medical device industry and holds 17 U.S. patents. He is a member of the American Academy of Orthopaedic Surgeons and several other professional associations, a former director and president of the Society of Biomaterials, and a former director of the American Society for Testing and Materials.

      Robert W. Churinetz has been the Senior Vice President — Global Operations of the Company since 2001. He previously served the Company as the Vice President of Global Operations from 2000 to 2001, the Vice President of Operations from 1998 to 2000, and the Vice President of Quality and Regulatory Affairs from 1993 to 1998. Mr. Churinetz has 27 years of experience in the medical device industry. Mr. Churinetz was employed by United States Surgical Corporation from 1976 to 1993 in various positions of increasing responsibility, ultimately serving as the Senior Director of Corporate Quality Functions.

      R. Glen Coleman has been the Senior Vice President — U.S. Sales and Marketing of the Company since November 2003. He previously served the Company as the Senior Vice President of Marketing from 2001 to November 2003. Mr. Coleman was the Vice President of Marketing for Medtronic Xomed, Inc. and its predecessor, Xomed Surgical Products, Inc., from 1996 to 2000. Mr. Coleman held several management positions at Linvatec Corporation and its predecessor, Concept, Inc., from 1983 to 1996, including serving as the Vice President of Global Marketing in 1996, the Vice President of Sales from 1993 to 1996, the Vice President and General Manager of the Concept Division from 1991 to 1993, and the Vice President of Research and Development from 1989 to 1991.

      Jason P. Hood has been a Vice President of the Company since 2002 and its General Counsel and Secretary since 1998. He previously served the Company as Corporate Counsel during 1998. Mr. Hood was an attorney with Sedgwick Noble Lowndes, an international employee benefits consulting firm, from 1997 to 1998. He was associated with the law firm of Glankler Brown, PLLC from 1994 to 1997, where he concentrated his practice in employment law and general civil litigation. Mr. Hood is licensed to practice law in the State of Tennessee.

      Jeffrey G. Roberts has been the Vice President — Research and Development of the Company since 2000. He previously served the Company as the Vice President of Product Development in 2000. Mr. Roberts has 20 years of experience in the medical device industry and has been involved in the design, development, and manufacture of many orthopaedic devices, implants, and instruments for both total joint and arthroscopic applications. From 1996 until 2000, he was employed by Aquarius Medical Corporation, a medical device start-up company that was acquired by Kobayashi Pharmaceutical Ltd. of Japan, where he served in various positions of responsibility, including as the Vice President of Research and Development. Mr. Roberts was the President of Arthrotek, Inc., a subsidiary of Biomet Inc., from 1994 to 1996. He held various technical positions, including as the Vice President of Research and Development, with Linvatec Corporation and its predecessor, Concept, Inc., from 1988 to 1994.

      Lance A. Berry has been a Vice President of the Company since April 2004 and its Corporate Controller since 2001. From 1995 to 2001, Mr. Berry held various positions of increasing responsibility, most recently as Audit Manager, with the auditing division of Arthur Andersen, LLP, where his clients consisted primarily of multinational and public companies. Mr. Berry is a certified public accountant.

      Warren O. Haggard, Ph.D., has been the Vice President — Advanced Technology of the Company since October 2003. He joined the Company in 1993 and has held various positions of increasing responsibility, most recently serving as the Vice President of Applied Research from April to October 2003 and the Vice President of Research from 1998 to April 2003. Dr. Haggard was employed by Dow Corning Wright, a predecessor company, from 1985 to 1991, where he served initially as a Product Development Engineer and later as a Project Engineer. He worked at Union Carbide Corporation as a Battery Engineer from 1982 to 1985.

      Karen L. Harris has been the Vice President — International Sales and Distribution of the Company since 1998. She joined the Company in 1997 as the Vice President of European Business Development. Ms. Harris was employed by MicroAire Surgical Instruments, Inc. from 1990 to 1997, where she held various positions of increasing responsibility and ultimately was the Director of International Sales and Marketing.

      Joyce B. Jones has been the Vice President and Treasurer of the Company since 2002. She joined the Company in 1989 as the Manager of General Accounting and since then has been promoted to various positions of increasing responsibility in accounting and finance, most recently serving as the Vice President of Finance and Controller from 1998 to 2002. Ms. Jones has 20 years of experience in the medical device industry. She was the Corporate Controller of Insituform Technologies, Inc., a publicly held provider of specialized pipeline rehabilitation technologies and services, from 1986 to 1989.

      William F. Scott has been the Vice President — U.S. Sales of the Company since November 2003. He previously served the Company as the Senior Director of Sales Administration from 2001 to November 2003 and the Senior Director of Regional Sales in 2001. Mr. Scott was the Vice President of Domestic Sales of Medtronic Xomed, Inc. from 1999 to 2001 and the Director of Sales Administration of its predecessor, Xomed Surgical Products, Inc., from 1997 to 1999. He was the Director of Sales of Interpore from 1996 to 1997. Mr. Scott worked in numerous capacities for Smith & Nephew Richards, Inc., and its predecessor, Richards Medical Company, Inc., from 1996 to 1997, most recently as the Vice President of International Sales of ENT.

      John T. Treace has been the Vice President — Biologics and Extremity Marketing of the Company since January 2003. He previously served the Company as the Senior Director of Biologics Marketing from 2001 to January 2003. Mr. Treace was the Director of Marketing for Medtronic Xomed, Inc., and its predecessor, Xomed Surgical Products, Inc., from 1996 to 2000. He was the Director of Marketing of TreBay Medical Corp. from 1994 to 1996. Mr. Treace is the nephew of James T. Treace, the Company’s Chairman of the Board.

Code of Business Conduct

      The Company has adopted a Code of Business Conduct which applies to all directors, officers, employees and agents of the Company and its subsidiaries. The Code of Business Conduct satisfies the SEC’s requirements for a “code of ethics” and the NASD’s requirements for a “code of conduct.” The Code of Business Conduct is posted on the Company’s website at www.wmt.com in the corporate section. The Code of Business Conduct may be waived for any director or officer only by the Board of Directors upon the recommendation of both its Nominating and Corporate Governance Committee and the Company’s Ethics Officer. The Board of Directors has no present intention to permit any waiver of the Code of Business Conduct for any director or officer.

Summary Compensation Table

      The table below sets forth summary compensation information for the Company’s Chief Executive Officer in 2003 and each of the four other most highly compensated executive officers of the Company who were serving in such capacities on December 31, 2003.

				Long-Term
				Compensation

		Annual Compensation		Shares of
				Common Stock	All Other
Name and Principal Positions	Year	Salary	Bonus	Underlying Options	Compensation

F. Barry Bays	2003	$270,000	$202,500	50,000	$15,300	(1)
President, Chief Executive	2002	270,000	156,708	75,000	15,300	(2)
Officer, and Director	2001	270,000	109,158	109,091	240,300	(3)

John K. Bakewell	2003	204,275	153,206	20,000	16,500	(4)
Executive Vice President	2002	195,700	113,570	10,000	18,000	(5)
and Chief Financial Officer	2001	190,000	59,089	—	97,794	(6)

Brian T. Ennis(7)	2003	212,925	143,724	20,000	112,857	(8)
President — International	2002	205,025	102,385	10,000	20,400	(9)
	2001	94,697	—	75,000	9,801	(10)

Jack E. Parr, Ph.D.	2003	198,275	148,706	12,500	5,972	(11)
Executive Vice President	2002	190,650	110,640	7,500	7,035	(12)
and Chief Scientific Officer	2001	183,450	74,069	23,636	8,805	(13)

Robert W. Churinetz	2003	204,275	137,886	20,000	17,100	(14)
Senior Vice President —	2002	195,700	86,984	10,000	12,600	(15)
Global Operations	2001	189,000	80,585	18,182	5,100	(16)

(1)	Mr. Bays’ other compensation for 2003 consisted of $5,100 in matching contributions under the Company’s 401(k) plan and $10,200 in perquisites.

(2)	Mr. Bays’ other compensation for 2002 consisted of $5,100 in matching contributions under the Company’s 401(k) plan and $10,200 in perquisites.

(3)	Mr. Bays’ other compensation for 2001 consisted of $225,000 to cover the loss of an excise tax and gross-up reimbursement from his previous employer, $5,100 in matching contributions under the Company’s 401(k) plan, and $10,200 in perquisites.

(4)	Mr. Bakewell’s other compensation for 2003 consisted of $5,100 in matching contributions under the Company’s 401(k) plan and $11,400 in perquisites.

(5)	Mr. Bakewell’s other compensation for 2002 consisted of $5,100 in matching contributions under the Company’s 401(k) plan and $12,900 in perquisites.

(6)	Mr. Bakewell’s other compensation for 2001 consisted of $52,500 to cover the loss of incentive compensation from his previous employer, $5,100 in matching contributions under the Company’s 401(k) plan, and $40,194 in perquisites.

(7)	Mr. Ennis’ first day of employment with the Company was July 11, 2001.

(8)	Mr. Ennis’ other compensation for 2003 consisted of $89,457 in reimbursement of his relocation expenses and associated tax gross-up, $5,100 in matching contributions under the Company’s 401(k) plan and $18,300 in perquisites.

(9)	Mr. Ennis’ other compensation for 2002 consisted of $5,100 in matching contributions under the Company’s 401(k) plan and $15,300 in perquisites.

(10)	Mr. Ennis’ other compensation for 2001 consisted of $9,801 in perquisites.

(11)	Dr. Parr’s other compensation for 2003 consisted of $5,100 in matching contributions under the Company’s 401(k) plan and $872 in perquisites.

(12)	Dr. Parr’s other compensation for 2002 consisted of $5,100 in matching contributions under the Company’s 401(k) plan and $1,935 in perquisites.

(13)	Dr. Parr’s other compensation for 2001 consisted of $5,100 in matching contributions under the Company’s 401(k) plan and $3,705 in perquisites.

(14)	Mr. Churinetz’s other compensation for 2003 consisted of $5,100 in matching contributions under the Company’s 401(k) plan and $12,000 in perquisites.

(15)	Mr. Churinetz’s other compensation for 2002 consisted of $5,100 in matching contributions under the Company’s 401(k) plan and $7,500 in perquisites.

(16)	Mr. Churinetz’s other compensation for 2001 consisted of $5,100 in matching contributions under the Company’s 401(k) plan.

Stock Option Grants in 2003

      The table below sets forth information concerning the stock options grants in 2003 to the executive officers named in the Summary Compensation Table and the potential realizable value of such stock options at assumed annual rates of stock price appreciation for the ten-year terms thereof.

					Potential Realizable
					Value at Assumed
					Annual Rates of Stock
		Percentage of All			Price Appreciation
	Number of Stock	Stock Options	Exercise		for Option Term(2)
	Options Granted	Granted to	Price Per	Expiration
Name	in 2003	Employees in 2003	Share(1)	Date	5%	10%

F. Barry Bays	50,000	3.80%	$16.59	3/25/2013	$521,668	$1,322,009
John K. Bakewell	20,000	1.52	16.59	3/25/2013	208,667	528,804
Brian T. Ennis	20,000	1.52	16.59	3/25/2013	208,667	528,804
Jack E. Parr, Ph.D.	12,500	0.95	16.59	3/25/2013	130,417	330,502
Robert W. Churinetz	20,000	1.52	16.59	3/25/2013	208,667	528,804

(1)	The exercise price per share of each stock option granted to the named executive officers is equal to the market value of the common stock on the date of grant.

(2)	In accordance with the SEC’s regulations, these dollar figures represent hypothetical gains that could be achieved for the respective stock options if they were exercised at the end of the option term. The gains are based on assumed annual rates of stock price appreciation of 5% and 10% compounded annually from the date that the respective stock options were granted to their expiration date. They do not reflect the Company’s estimates or projections of future prices of the common stock. The gains are net of the stock option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. The actual gains, if any, realized upon stock option exercises will depend upon the future performance of the common stock, the executive’s continued employment with the Company or its subsidiaries, and the dates on which the stock options are exercised. The hypothetical gains shown in the table might not be achieved.

     All the stock options granted to the named executive officers were granted under the Company’s Second Amended and Restated 1999 Equity Incentive Plan (the “Equity Incentive Plan”). The Compensation Committee, which administers the Equity Incentive Plan and the Company’s other incentive plans, has general authority to accelerate, extend, or otherwise modify the benefits under the stock options in certain circumstances within overall plan and other limitations. The Compensation Committee has no present intention to exercise that authority with respect to these stock options.

Stock Option Exercises and Values for 2003

      The table below sets forth information concerning the number of stock options exercised in 2003 and the value realized upon their exercise by the executive officers named in the Summary Compensation Table and the number and value of their unexercised stock options at December 31, 2003.

					Value of Unexercised
			Number of Unexercised		In-the-Money
			Stock Options at		Stock Options at
	Shares		December 31, 2003		December 31, 2003*
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

F. Barry Bays	—	$—	589,476	262,797	$14,867,600	$5,200,057
John K. Bakewell	—	—	84,318	54,773	2,159,698	1,072,508
Brian T. Ennis	—	—	40,000	65,000	859,275	1,192,775
Jack E. Parr, Ph.D.	36,054	834,691	13,693	37,525	283,256	696,338
Robert W. Churinetz	15,319	407,882	34,545	47,410	827,880	845,309

*	In accordance with the SEC’s regulations, an option is “in-the-money” if the fair market value of the underlying security exceeds the exercise price of the option. In the table, the values of the unexercised in-the-money stock options are calculated by multiplying the number of underlying shares of the Company’s common stock by the difference between the fair market value of the shares and the exercise prices of the stock options. For the purposes of the table, the fair market value of the Company’s common stock on December 31, 2003, is deemed to have been $30.40 per share, which is the closing sale price of the common stock reported for transactions effected on the Nasdaq National Market on such date.

Equity Compensation Plan Information

      The table below sets forth information regarding the shares of common stock to be issued upon the exercise of the outstanding options and warrants granted under the Company’s equity compensation plans and the shares of common stock remaining available for future issuance under the Company’s equity compensation plans as of December 31, 2003.

Shares of Common
	Shares of Common Stock	Weighted-Average	Stock Remaining
	to be Issued upon	Exercise Price of	Available for Future
	Exercise of Outstanding	Outstanding	Issuance under Equity
Plan Category	Options and Warrants	Options and Warrants	Compensation Plans

Equity compensation plans approved by security holders	4,587,288	$11.67	1,795,019
Equity compensation plans not approved by security holders	—	—	—

Total	4,587,288	$11.67	1,795,019

      The Company’s stockholders have approved the following equity compensation plans: the Equity Incentive Plan; the common stock purchase warrants issued in connection with the Company’s recapitalization in December 1999 (the “Warrants”); and the Company’s 2002 Employee Stock Purchase Plan (the “Stock Purchase Plan”).

      As described above, the Company is authorized under the Equity Incentive Plan to grant equity-based awards in the form of stock options, stock appreciation rights, restricted stock, phantom stock units, performance share units, and stock bonuses to the employees (including executive officers), directors, and consultants of the Company and its subsidiaries. The Company is authorized to grant awards under the Equity Incentive Plan for up to 6,767,051 shares of common stock, which amount will be increased by 1,500,000 shares to 8,267,051 shares in the event that the proposed amendment becomes effective. The Company thus far has granted only stock options and stock bonuses under the Equity Incentive Plan. At December 31, 2003, the Company had issued 797,455 shares of common stock pursuant to stock option exercises and 69,688 shares of common stock as stock bonuses, the Company had paid cash in an amount equivalent to 52,356 shares of common stock to offset the tax consequences of the stock bonuses, and there were outstanding stock options to purchase 4,234,079 shares of common stock. As a result, at December 31, 2003, there were 1,613,473 remaining shares of common stock available for future awards under the Equity Incentive Plan.

      In December 1999, in connection with the recapitalization of the Company, the Company issued to its stockholders Warrants to purchase a total of 727,276 shares of common stock at an exercise price of $4.35 per share. The Warrants are exercisable at any time after issuance and expire five years from the date of issuance. At December 31, 2003, Warrants to purchase an aggregate of 374,067 shares of common stock had been exercised, and there were outstanding Warrants to purchase a total of 353,209 shares of common stock.

      The Stock Purchase Plan authorizes the Company to issue shares of common stock to its eligible employees. The Stock Purchase Plan divides the calendar year into two six-month plan periods, one beginning on January 1 and ending on June 30 and the other beginning on July 1 and ending on December 31. Under the Stock Purchase Plan, a participant can choose each plan period to have up to 5% of his or her annual base earnings up to $5,000 withheld to purchase shares of common stock. The purchase price of the common stock is equal to 85% of the lower of its beginning-of-period or end-of-period market price. The Company is authorized to issue up to 200,000 shares of common stock under the Stock Purchase Plan. At December 31, 2003, the Company had issued 18,459 shares of common stock to employees, leaving 181,541 shares of common stock available for future issuance under the Stock Purchase Plan.

Employment Agreements

      The Company entered into an employment agreement with F. Barry Bays on January 31, 2004. Mr. Bays is the President and Chief Executive Officer of the Company. The term of his employment under the agreement ends on April 1, 2005. Mr. Bays’ current base salary is $270,000 per year. Mr. Bays is eligible to receive an annual incentive bonus, with a target of 50% of his base salary, based on the attainment of certain performance objectives established by the Compensation Committee. The Compensation Committee will review Mr. Bays’ compensation at least once per year and will make such increases in his base salary and award him such bonuses as it determines are merited based on his performance and as are consistent with the Company’s compensation policies. Mr. Bays is eligible to receive awards such as stock options under the Equity Incentive Plan and any other plan administered by the Compensation Committee. Mr. Bays is eligible to participate in the Company’s fringe benefit programs, including medical insurance and retirement programs, that are generally provided to executives of the Company from time to time. The agreement imposes customary confidentiality, intellectual property assignment, and non-competition obligations on Mr. Bays.

      The Company entered into an employment agreement with John K. Bakewell on December 11, 2003. Mr. Bakewell is the Executive Vice President and Chief Financial Officer of the Company. The term of his employment under the agreement ends on April 1, 2005. Mr. Bakewell’s current base salary is $217,000 per year. Mr. Bakewell is eligible to receive an annual incentive bonus, with a target of 50% of his base salary, based on the attainment of certain performance objectives established by the Compensation Committee. The Compensation Committee will review Mr. Bakewell’s compensation at least once per year and will make such increases in his base salary and award him such bonuses as it determines are merited based on his performance and as are consistent with the Company’s compensation policies. Mr. Bakewell is eligible to receive awards such as stock options under the Equity Incentive Plan and any other plan administered by the Compensation Committee. Mr. Bakewell is eligible to participate in the Company’s fringe benefit programs, including medical insurance and retirement programs, that are generally provided to executives of the Company from time to time. The agreement imposes customary confidentiality, intellectual property assignment, and non-competition obligations on Mr. Bakewell.

      The Company entered into an employment agreement with Brian T. Ennis on July 10, 2001. Mr. Ennis is the President — International of the Company. The term of his employment under the agreement ends on July 10, 2004. Mr. Ennis’ current base salary is $224,700 per year. Mr. Ennis is eligible to receive an annual incentive bonus, with a target of 45% of his base salary, based on the attainment of certain performance objectives established by the Compensation Committee. The Compensation Committee will review

Mr. Ennis’ compensation at least once per year and will make such increases in his base salary and award him such bonuses as it determines are merited based on his performance and as are consistent with the Company’s compensation policies. Mr. Ennis is eligible to receive awards such as stock options under the Equity Incentive Plan and any other plan administered by the Compensation Committee. Mr. Ennis is eligible to participate in the Company’s fringe benefit programs, including medical insurance and retirement programs, that are generally provided to executives of the Company from time to time. The agreement imposes customary confidentiality, intellectual property assignment, and non-competition obligations on Mr. Ennis.

      The employment agreements of Messrs. Bays, Bakewell and Ennis contain the following provisions relating to the termination of their employment with the Company in certain situations:

•	If the employee becomes disabled for a period in excess of six months, he will be entitled to receive from the Company salary continuation pay equal to his base salary from the date of termination until the end of the agreement’s stated term, reduced by any amount that he receives under any Company-maintained disability insurance policy or plan or under Social Security or similar laws.

•	If the Company terminates the employee for “cause” as defined in the agreement, he will not be entitled to receive any salary continuation pay or severance pay from the Company. For purposes of the agreement, the Company would have “cause” to terminate the employee upon (1) the determination by the Board of Directors that the employee has intentionally neglected his duties for an extended period of time; (2) the employee’s death; (3) the determination by the Board of Directors that the employee has engaged or is about to engage in conduct that is materially injurious to the Company; (4) the employee’s having been convicted of a felony; (5) the employee’s participation in activities proscribed by the confidentiality or intellectual property assignment provisions of the agreement; or (6) the employee’s material breach of any other covenant contained in the agreement.

•	If the Company terminates the employee without “cause” as defined in the agreement, (1) he will be entitled to receive from the Company salary continuation pay equal to his base salary and continued coverage under all the Company’s current health benefit and life insurance programs for a period of twelve months following the termination date; (2) in the case of Mr. Ennis only, on the termination date, all the employee’s unvested stock options will automatically vest and be fully exercisable; and (3) in the case of Mr. Ennis only, the employee will have one year from the termination date to exercise all his unexercised stock options.

•	In the case of Mr. Ennis only, upon the occurrence of a “change of control” as defined in the agreement, (1) all the employee’s unvested stock options will automatically vest and be fully exercisable, and (2) all the employee’s unexercised stock options will remain exercisable in accordance with their respective terms. For purposes of the agreement, a “change of control” is defined as the first occurrence of, among others, any of the following events:

•	the acquisition by any individual, entity, or group of beneficial ownership of 50% or more (on a fully diluted basis) of either (1) the then outstanding shares of the Company’s common stock, taking into account certain share equivalents, or (2) the combined voting power of the Company’s then outstanding voting securities that are entitled to vote generally in the election of directors, unless the acquisition (a) is pursuant to an initial public offering by the Company or (b) is effected by the Company, any affiliate of the Company, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates;

•	the consummation of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all the assets of the Company, unless, following the transaction, (1) all or substantially all the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of the Company’s common stock, taking into account certain share equivalents, and the Company’s then outstanding voting securities that are entitled to vote generally in the election of directors immediately prior to the transaction continue to beneficially own more than 60%, respectively, of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities that are entitled to vote generally in the election of directors of the corporation resulting from the transaction (the “new entity”) in substantially the same ownership proportions as prior to the transaction; (2) no unrelated party beneficially owns, directly or indirectly, (a) 50% or more (on a fully diluted basis) of the then outstanding shares of common stock of the new entity, taking into account certain share equivalents, or (b) 50% or more of the combined voting power of the outstanding voting securities of the new entity, except in each case to the extent that such ownership existed prior to the transaction; (3) at least a majority of the members of the board of directors of the new entity were incumbent members of the Board of Directors of the Company at the time of the execution of the initial agreement providing for the transaction; and (4) the employee maintains his position with the new entity;

•	the sale of at least 80% of the Company’s assets to an unrelated party or the completion of a transaction having a similar effect;

•	the approval by the Company’s stockholders of a complete liquidation or dissolution of the Company; or

•	the individuals who constitute the Board of Directors of the Company on the date of the employment agreement, and any other individual who becomes a member of the Board of Directors after the date of the agreement and whose election or nomination was approved by a vote of at least two-thirds of the Company’s then current directors, thereafter cease to constitute at least a majority of the Board of Directors.

Comparison of Total Stockholder Returns

      The graph below compares the cumulative total stockholder returns for the period from July 13, 2001 (when trading in the Company’s common stock commenced on the Nasdaq National Market following the Company’s initial public offering) to December 31, 2003, for the Company’s common stock, an index composed of United States companies whose stock is listed on the Nasdaq Stock Market (the “Nasdaq U.S. Companies Index”), and an index consisting of Nasdaq-listed companies in the surgical, medical, and dental instruments and supplies industry (the “Nasdaq Medical Equipment Companies Index”). The graph assumes that $100.00 was invested on July 13, 2001, in the Company’s common stock, the Nasdaq U.S. Companies Index, and the Nasdaq Medical Equipment Companies Index, and that all dividends were reinvested. Total returns for the two Nasdaq indices are weighted based on the market capitalization of the companies included therein. Historic stock price performance is not indicative of future stock price performance. The Company does not make or endorse any prediction as to future stock price performance.

Cumulative Total Stockholder Returns

Based on Reinvestment of $100.00 Beginning on July 13, 2001

	7/13/2001	12/31/2001	12/31/2002	12/31/2003

Wright Medical Group, Inc.	$100.00	$114.70	$111.80	$194.70
Nasdaq U.S. Companies Index	100.00	93.50	64.60	96.60
Nasdaq Medical Equipment Companies Index	100.00	104.10	85.20	124.40

Source: Center for Research in Security Prices, University of Chicago Graduate School of Business

OTHER MATTERS

      As of the date hereof, the Board of Directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. If any other proposal properly comes before the stockholders for a vote at the meeting, the proxy holders will vote the shares of common stock represented by proxies that are submitted to the Company in accordance with their best judgment.

ADDITIONAL INFORMATION

Solicitation of Proxies

      The Company will solicit proxies on behalf of the Board of Directors by mail, telephone, facsimile, or other electronic means or in person. The Company will pay the proxy solicitation costs. The Company has engaged MacKenzie Partners, Inc. to assist in soliciting proxies for a fee not to exceed $10,000 plus the reimbursement of its reasonable out-of-pocket expenses. The Company will supply copies of the proxy solicitation materials to brokerage firms, banks, and other nominees for the purpose of soliciting proxies from the beneficial owners of the shares of common stock held of record by such nominees. The Company requests that such brokerage firms, banks, and other nominees forward the proxy solicitation materials to the beneficial owners and will reimburse them for their reasonable expenses.

Mailing Address of Principal Executive Office

      The mailing address of the Company’s principal executive office is Wright Medical Group, Inc., 5677 Airline Road, Arlington, Tennessee 38002.

Stockholder Proposals for Inclusion in Proxy Statement for 2005 Annual Meeting of Stockholders

      To be considered for inclusion in the Company’s proxy statement for the 2005 annual meeting of stockholders, a stockholder proposal must be received by the Company no later than the close of business on December 12, 2004. Stockholder proposals must be sent to Corporate Secretary, Wright Medical Group, Inc., 5677 Airline Road, Arlington, Tennessee 38002. The Company will not be required to include in its proxy statement any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC’s proxy rules and Delaware corporate law.

Other Stockholder Proposals for Presentation at 2005 Annual Meeting of Stockholders

      For any proposal that is not submitted for inclusion in the Company’s proxy statement for the 2005 annual meeting of stockholder, but is instead sought to be presented directly at the meeting, the SEC’s rules permit management to vote proxies in its discretion if: (1) the Company receives notice of the proposal before the close of business on February 25, 2005, and advises stockholders in the proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) the Company does not receive notice of the proposal prior to the close of business on February 25, 2005. Notices of intention to present proposals at the 2005 annual meeting of stockholders should be sent to Corporate Secretary, Wright Medical Group, Inc., 5677 Airline Road, Arlington, Tennessee 38002.

By Order of the Board of Directors,

Jason P. Hood
Secretary

Arlington, Tennessee

April 9, 2004

APPENDIX A

WRIGHT MEDICAL GROUP, INC.

AUDIT COMMITTEE CHARTER

Amended and Restated on February 11, 2004

Purpose

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of Wright Medical Group, Inc. (the “Company”) and the audits of the Company’s financial statements. In furtherance of this purpose, the Audit Committee shall assist the Board of Directors (the “Board”) of the Company in monitoring and overseeing (1) the integrity of the Company’s financial statements and related disclosures, (2) the qualifications, independence, and performance of the Company’s independent auditor, (3) the performance of the Company’s internal auditing function, and (4) the Company’s compliance with applicable legal requirements and its business conduct policies.

Composition and Qualifications

The Audit Committee shall consist of at least three members. The members of the Audit Committee shall be appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee, and may be replaced by the Board.

The members of the Audit Committee shall meet the independence, experience, and other requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), the rules and regulations of the Securities and Exchange Commission (the “Commission”), and the rules of the Nasdaq Stock Market. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the independent auditor, and the head of the internal auditing department in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s independent auditor or outside counsel to attend any meeting of the Audit Committee or to meet with any of its members or advisors. The Audit Committee shall make regular reports of its meetings to the Board.

Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The independent auditor shall report directly to the Audit Committee. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including the resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

The Audit Committee shall preapprove all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the exception for de minimis non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and Rule 2-01(c)(7)(i)(C) of Regulation S-X which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that the decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent that it deems necessary or appropriate to carry out its duties, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for the payment of compensation to any accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, compensation to any advisors employed by the Audit Committee, and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its responsibilities.

In addition, the Audit Committee, to the extent that it deems necessary or appropriate, shall:

Oversight of Financial Statements and Related Disclosures

1.	Prior to the filing of the Company’s quarterly report on Form 10-Q, review and discuss with management and the independent auditor the Company’s quarterly financial statements (including the results of the independent auditor’s review of the financial statements) and the Company’s disclosures in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the quarterly report.

2.	Prior to the commencement of the audit of the Company’s annual financial statements, review and discuss with management and the independent auditor the scope, schedule, and staffing of the audit.

3.	Prior to the filing of the Company’s annual report on Form 10-K, review and discuss with management and the independent auditor the Company’s audited annual financial statements (including the results of the independent auditor’s audit of the financial statements) and the Company’s disclosures in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the annual report, and recommend to the Board whether the audited annual financial statements should be included in the annual report.

4.	Discuss with the independent auditor all matters required to be communicated to the Audit Committee under generally accepted auditing standards, including the judgments of the independent auditor with respect to the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the financial statements.

5.	Discuss with management and the independent auditor the significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, and any special steps adopted in light of material internal control deficiencies or weaknesses.

6.	Review and discuss with management and the independent auditor the reports from the independent auditor covering:

(a)	all critical accounting policies and practices to be used;

(b)	all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) for policies and practices related to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and

(c)	other material written communications between the independent auditor and management, including any engagement letter, independence letter, management representation letter, schedule of unadjusted audit differences, listing of adjustments and reclassifications not recorded, management letter, and report on observations and recommendations on internal controls.

7.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties with management encountered in performing the audit (such as restrictions on the scope of the independent auditor’s activities or on its access to requested information) and any significant disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

8.	Discuss with the independent auditor any material communications between the audit engagement team and the independent auditor’s national office regarding auditing or accounting issues presented by the engagement.

9.	Discuss with management the Company’s disclosure controls and procedures and its internal control over financial reporting, including management’s most recent evaluation, with the participation of the Company’s chief executive officer and chief financial officer, of (a) the effectiveness of the disclosure controls and procedures as of the end of each fiscal quarter, (b) the effectiveness of the internal control over financial reporting as of the end of each fiscal year, and (c) any change in the internal control over financial reporting that occurred during each fiscal quarter that has materially affected, or is reasonably likely to materially affect, the internal control over financial reporting.

10.	Discuss with management (a) any significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, in each case based on management’s most recent evaluation of the Company’s internal control over financial reporting.

11.	Discuss with management in advance the Company’s earnings press releases and earnings guidance. Discuss with management other financial information that the Company provides to securities analysts, credit rating agencies, and others. The Audit Committee need not discuss in advance each instance in which the Company provides such other financial information; instead, the discussion may take the form of a general discussion of the types of information to be disclosed and the types of presentations to be made.

12.	Discuss with management the Company’s disclosure or release of non-GAAP financial measures commonly referred to as “pro forma” or “adjusted” financial information. The Audit Committee need not discuss in advance each instance in which the Company discloses or releases non-GAAP financial measures; rather, the discussion may take the form of a general discussion of the Company’s use of non-GAAP financial measures in its disclosures and releases.

13.	Discuss with management and the independent auditor the effect of material off-balance sheet arrangements on the Company’s financial statements.

14.	Discuss with management and the independent auditor the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies and guidelines.

15.	Discuss with management and the independent auditor any accounting or other regulatory initiatives, correspondence with governmental or other regulatory agencies, and published reports that raise issues that may have a material effect on the Company’s financial statements.

Oversight of Relationship with Independent Auditor

16.	Obtain and review a report from the independent auditor regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review or peer review of the independent auditor, (c) any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor, (d) any steps taken to deal with any issues described in the two preceding clauses, and (e) all relationships between the independent auditor and the Company.

17.	Inquire as to the independence of the independent auditor; obtain from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1; actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or non-audit services that may impact the objectivity and independence of the independent auditor; and otherwise take such actions as are appropriate to oversee the independence of the independent auditor.

18.	Evaluate the qualifications, performance, and independence of the independent auditor, including considering whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence. In making this evaluation, the Audit Committee shall taken into account the opinions of management and the internal auditing staff. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

19.	Review and evaluate the lead partner on the independent auditor’s audit engagement team.

20.	Ensure that the lead, concurring, and other audit partners are rotated off the independent auditor’s audit engagement team as necessary to assure the independence of the independent auditor.

21.	Recommend to the Board a policy for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company to assure the independence of the independent auditor.

22.	Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditor on a regular basis.

Oversight of Internal Auditing Function

23.	Review and discuss with management, the independent auditor, and the head of the internal auditing department the scope of the internal audits and the personnel on the internal auditing staff.

24.	Review the appointment and replacement of the head of the internal auditing department.

25.	Review the reports to management prepared by the internal auditing staff and management’s responses to such reports.

Oversight of Compliance with Legal Requirements and Business Conduct Policies

26.	Discuss with the Company’s General Counsel (a) any legal matter that may have a material effect on the Company’s financial statements, (b) any instance of material non-compliance with applicable legal requirements, and (c) any instance of material non-compliance with the Company’s business conduct policies.

27.	Obtain from the independent auditor its assurance that Section 10A(b) of the Exchange Act has not been implicated.

28.	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of their concerns regarding questionable accounting or auditing matters.

29.	Review and approve all related party transactions, regardless of the dollar amount thereof, as contemplated in Item 404(a) of Regulation S-K.

Miscellaneous Responsibilities

30.	Prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

31.	Investigate, with the assistance of any advisors that its deems appropriate, any matter brought to its attention that is within the scope of the Audit Committee’s authority and responsibilities.

32.	Review and reassess the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval.

Limitation of Audit Committee’s Role

While the Audit Committee has the authority, powers, and responsibilities set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable legal, accounting, and other requirements. These are the responsibilities of the Company’s management and the independent auditor.

APPENDIX B

WRIGHT MEDICAL GROUP, INC.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

Adopted on February 11, 2004

Purpose

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in overseeing the corporate governance processes of Wright Medical Group, Inc. (the “Company”). In furtherance of this purpose, the Committee shall (1) identify individuals qualified to become Board members, consistent with criteria approved by the Board, and recommend the director nominees to the Board; (2) recommend to the Board the establishment of, and the nominees for membership on, committees of the Board; (3) develop and recommend to the Board the Corporate Governance Principles applicable to the Company; and (4) lead the Board in its annual review of the Board’s performance.

Committee Membership

The Committee shall consist of at least two members. The members of the Committee shall be appointed and may be replaced by the Board. The members of the Committee shall meet the independence requirements of the rules of the Nasdaq Stock Market.

Meetings

The Committee shall meet as often as it determines, but not less frequently than annually. The Committee shall make regular reports to the Board.

Authority and Responsibilities

The Committee shall actively seek individuals qualified to become Board members for recommendation to the Board, consistent with criteria approved by the Board. The Committee shall recommend the director nominees to the Board. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and to approve the search firm’s fees and other retention terms. Notwithstanding the foregoing, the Committee’s oversight of director nominations shall not apply in cases where the right to nominate a director legally belongs to a third party.

The Committee shall recommend to the Board the establishment of, and responsibilities of, various committees of the Board and make recommendations concerning membership on Board committees and the rotation of committee chairs.

The Committee shall develop and recommend to the Board the Corporate Governance Principles applicable to the Company, review and reassess the adequacy of the Corporate Governance Principles on at least an annual basis, and recommend any proposed changes to the Board for approval.

The Committee shall assist the Board in conducting an annual self-evaluation to determine whether it and its committees are functioning effectively. To this end, the Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board’s performance.

The Committee shall review and reassess the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval.

Schedule for Initial Discharge of Authority and Responsibilities

The Committee shall begin discharging its authority and responsibilities in accordance with the following schedule: (1) the development of Corporate Governance Principles — upon the adoption of this Charter; (2) the oversight of director nominations and the making of recommendations for Board committee assignments — as of the Company’s 2004 annual meeting of stockholders; and (3) leading the Board’s annual self-evaluation and reassessing this Charter — in 2005.

B-1

APPENDIX C

WRIGHT MEDICAL GROUP, INC.

THIRD AMENDED AND RESTATED

1999 EQUITY INCENTIVE PLAN

      WHEREAS, the Company adopted, effective as of December 7, 1999, the Wright Acquisition Holdings, Inc. 1999 Equity Incentive Plan (the “Plan”), which allows for the grant of equity-based awards in the form of stock options, stock appreciation rights, restricted stock, and other incentive compensation arrangements to employees, directors and consultants of the Company and its subsidiaries in order to provide them with incentives and align their interests with those of the stockholders of the Company;

      WHEREAS, the Company amended and restated the Plan effective as of July 6, 2001, and May 13, 2003;

      WHEREAS, Section 15 of the Plan provides that the Plan may be amended at any time, in whole or in part, by action of the Company’s Board of Directors or its Compensation Committee; and

      WHEREAS, it is now desired to amend and restate the Plan in its entirety to reflect such further amendments to the Plan as have been approved by the Compensation Committee.

      NOW, THEREFORE, pursuant to the authority granted by the Compensation Committee, the Plan is hereby amended and restated, effective as of May 13, 2004, as follows:

      1.     Purpose

          (a) The purpose of the Plan is to provide a means through which the Company may attract able persons to become and remain directors of the Company or any Related Entity and enter and remain in the employ of the Company or any Related Entity and to provide a means whereby employees, directors and consultants of the Company and any Related Entity can acquire and maintain Stock ownership, or be paid incentive compensation measured by reference to the value of Stock, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between stockholders and these employees, directors and consultants.

          (b) So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Unit Awards, Performance Share Unit Awards and Stock Bonus Awards, or any combination of the foregoing.

      2.     Definitions. The following definitions shall be applicable throughout the Plan:

          (a) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Phantom Stock Unit Award, Performance Share Unit Award or Stock Bonus Award.

          (b) “Award Period” means a period of time within which performance is measured for the purpose of determining whether an Award of Performance Share Units has been earned.

          (c) “Board” means the Board of Directors of the Company.

          (d) “Cause” means the Company or a Related Entity having cause to terminate a Participant’s employment or service in accordance with the provisions of any existing employment, consulting or any other agreement between the Participant and the Company or a Related Entity or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company or a Related Entity (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to intentional and extended neglect of his duties, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct injurious to the Company or a Related Entity, or (iii) the Participant having plead no contest to a charge of a felony or having been convicted of a felony.

          (e) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

          (f) “Committee” means the full Board, the Compensation Committee of the Board or such other committee as the Board may appoint to administer the Plan.

          (g) “Common Stock” means the common stock, par value $0.01 per share, of the Company.

          (h) “Company” means Wright Medical Group, Inc., a Delaware corporation, and any successor thereto.

          (i) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

          (j) “Disability” means the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, if the Participant was retired when such disability commenced, the inability to engage in any substantial gainful activity, in either case as determined by the Committee based upon medical evidence acceptable to it.

          (k) “Eligible Person” means any (i) person regularly employed by the Company or any Related Entity; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or any Related Entity; or (iii) consultant to the Company or any Related Entity.

          (1) “Exchange Act” means the Securities Exchange Act of 1934.

          (m) “Fair Market Value” on a given date means (i) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted on the Nasdaq Stock Market, the mean between the highest and lowest sale prices reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; (iii) if the Stock is not listed on a national securities exchange nor quoted on the Nasdaq Stock Market, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately; or (iv) notwithstanding clauses (i)-(iii) above, with respect to Awards granted as of the consummation of an IPO, the price at which Stock is sold to the public in the IPO.

          (n) “Holder” means a Participant who has been granted an Award.

          (o) “Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an Incentive Stock Option pursuant to Section 422 of the Code.

          (p) “IPO” means the initial offering of Common Stock to the public through an effective registration statement.

          (q) “Non-Employee Director” means a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act or any successor rule or regulation.

          (r) “Nonqualified Stock Option” means an Option granted under the Plan which is not designated as an Incentive Stock Option.

          (s) “Normal Termination” means termination of employment or service with the Company or any Related Entity:

               (i) upon retirement pursuant to the retirement plan of the Company or any Related Entity, as may be applicable at the time to the Participant in question;

               (ii) on account of Disability;

               (iii) with the written approval of the Committee; or

               (iv) by the Company or any Related Entity without Cause.

          (t) “Option” means an Award granted under Section 7 of the Plan.

          (u) “Option Period” means the period described in Section 7(c).

          (v) “Option Price” means the exercise price set for an Option described in Section 7(a).

          (w) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award.

          (x) “Performance Goals” means the performance objectives of the Company or a Related Entity during an Award Period or Restricted Period established for the purpose of determining whether, and to what extent, Awards will be earned for an Award Period or Restricted Period.

          (y) “Performance Share Unit” means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 9 of the Plan.

          (z) “Phantom Stock Unit” means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 10 of the Plan.

          (aa) “Plan” means the Wright Medical Group, Inc. 1999 Equity Incentive Plan, as may be amended and/or restated from time to time.

          (bb) “Qualified Committee” means a committee composed of at least two Qualified Directors.

          (cc) “Qualified Director” means a person who is (i) an Non-Employee Director and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

          (dd) “Related Entity” means, when referring to a subsidiary, any business entity (other than the Company) which, at the time of the granting of an Award, is in an unbroken chain of entities ending with the Company, if stock or voting interests possessing 50% or more of the total combined voting power of all classes of stock or other ownership interests of each of the entities other than the Company is owned by one of the other entities in such chain and, when referring to a parent entity, the term “Related Entity” shall mean any entity in an unbroken chain of entities ending with the Company if, at the time of the granting of the Award, each of the entities other than the Company owns stock or other ownership interests possessing 50% or more of the total combined voting power of all classes of stock (or other ownership interests) in one of the other entities in such chain. In addition, with respect to an Incentive Stock Option, the definition of “Related Entity” as used in this Plan shall apply by only considering entities that are corporations.

          (ee) “Restricted Period” means, with respect to any share of Restricted Stock or any Phantom Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 11.

          (ff) “Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 11.

          (gg) “Restricted Stock Award” means an Award of Restricted Stock granted under Section 11 of the Plan.

          (hh) “Securities Act” means the Securities Act of 1933, as amended.

          (ii) “Stock” means the Common Stock or such other authorized shares of stock of the Company as from time to time may be authorized for use under the Plan.

          (jj) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

          (kk) “Stock Bonus” means an Award granted under Section 11 of the Plan.

          (ll) “Stock Option Agreement” means the agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties as required in Section 7(d).

          (mm) “Vested Unit” shall have the meaning ascribed thereto in Section 10(e).

      3.     Effective Date, Duration and Shareholder Approval. The Plan originally was adopted effective as of December 7, 1999, and subsequently was amended and restated effective as of July 6, 2001, and May 13, 2003. This amended and restated Plan shall be effective as of May 13, 2004. The effectiveness of this amended and restated Plan and the validity of any and all Awards granted hereunder is contingent upon approval of thereof by the stockholders of the Company in a manner which complies with (i) Section 422(b)(1) and, to the extent provided in Section 16 herein, Section 162(m) of the Code and (ii) the requirements of the primary national securities exchange with which the Stock is listed, if so listed, and/or the Nasdaq Stock Market, if the Stock is quoted thereon. Unless and until the stockholders approve this amended and restated Plan in compliance with the applicable requirements, the existing Plan shall remain in effect and no Award granted hereunder shall be effective. The expiration date of the Plan, after which no Awards may be granted hereunder, shall be December 7, 2009; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

      4.     Administration. The Committee shall administer the Plan; provided, however, that as of and after the date the Company first becomes subject to Section 16 of the Exchange Act, the Plan shall be administered by the full Board or a committee of the Board composed of at least two persons, each member of which, at the time he takes any action with respect to an Award under the Plan, shall be a Non-Employee Director; and further provided, that to the extent that the Company determines that an Award is intended to comply with Section 162(m) of the Code, the Plan shall be administered by a Qualified Committee. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Subject to the provisions of the Plan, the Committee shall have exclusive power to:

          (a) select the Eligible Persons to participate in the Plan;

          (b) determine the nature and extent of the Awards to be made to each Participant;

          (c) determine the time or times when Awards will be made to Participants;

          (d) determine the duration of each Award Period and Restricted Period;

          (e) determine the conditions to which the payment of Awards may be subject;

          (f) establish the Performance Goals for each Award Period;

          (g) prescribe the form of Stock Option Agreement or other form or forms evidencing Awards; and

          (h) cause records to be established in which there shall be entered, from time to time as Awards are made to Participants, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, SARs, Phantom Stock Units, Performance Share Units, shares of Restricted Stock and Stock Bonuses awarded by the Committee to each Participant, the expiration date, the Award Period and the duration of any applicable Restricted Period.

      The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

      5.     Grant of Awards; Shares Subject to the Plan. The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Phantom Stock Units, Performance Share Units and/or Stock Bonuses to one or more Eligible Persons; provided, however, that:

          (a) Subject to Section 13, the aggregate number of shares of Stock made subject to all Awards may not exceed 8,267,051 shares of Common Stock;

          (b) Such shares shall be deemed to have been used in payment of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash. In the event any Option, SAR not attached to an Option, Restricted Stock Award, Phantom Stock Unit or Performance Share Unit shall be surrendered, terminate, expire, or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan;

          (c) Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase;

          (d) No Participant may receive Options or SARs under the Plan with respect to more than 600,000 shares of Stock in any one year; and

          (e) The Committee may, in its sole discretion, require a Participant to pay consideration for an Award in an amount and in a manner as the Committee deems appropriate.

      6.     Eligibility. Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

      7.     Discretionary Grant of Stock Options. The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Options shall be granted to any Eligible Person who is not an employee of the Company or a Related Entity. Each Option so granted shall be subject to the following conditions, or to such other conditions as may be reflected in the applicable Stock Option Agreement:

          (a) Option Price. The exercise price (“Option Price”) per share of Stock for each Option shall be set by the Committee at the time of grant; provided, however, that no Incentive Stock Option shall be granted with a per share exercise price that is less than the Fair Market Value of a share of Stock at the Date of Grant.

          (b) Manner of Exercise and Form of Payment. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable in cash and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised or, in the discretion of the Committee, either (i) in other property having a fair market value on the date of exercise equal to the Option Price, or (ii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the Option Price.

          (c) Option Period and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years from the Date of Grant, as may be determined by the Committee (the “Option Period”), provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

Unless otherwise stated in the applicable Option Agreement, the Option shall expire earlier than the end of the Option Period in the following circumstances:

               (i) If prior to the end of the Option Period, the Holder shall undergo a Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is thirty days after the date of such Normal Termination. In such event, the Option shall remain exercisable by the Holder until its expiration, only to the extent the Option was exercisable at the time of such Normal Termination.

               (ii) If the Holder dies prior to the end of the Option Period and while still in the employ or service of the Company or any Related Entity or within thirty days of Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is thirty days after the date of death of the Holder. In such event, the Option shall remain exercisable by the person or persons to whom the Holder’s rights under the Option pass by will or the applicable laws of descent and distribution until its expiration, only to the extent the Option was exercisable by the Holder at the time of death.

               (iii) If the Holder ceases employment or service with the Company or any Related Entity for reasons other than Normal Termination or death, the Option shall expire immediately upon such cessation of employment or service.

          (d) Stock Option Agreement - Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement, which shall contain such provisions as may be determined by the Committee and, except as may be specifically stated otherwise in such Stock Option Agreement, which shall be subject to the following terms and conditions:

               (i) Each Option issued pursuant to this Section 7 or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

               (ii) Each share of Stock purchased through the exercise of an Option issued pursuant to this Section 7 shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Holder purchases the share or exercises a related SAR or when the Option expires.

               (iii) Subject to Section 12(k), Options issued pursuant to this Section 7 shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder’s lifetime only by such Holder.

               (iv) Each Option issued pursuant to this Section 7 shall vest and become exercisable by the Holder in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

               (v) Each Stock Option Agreement may contain a provision that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Option issued pursuant to this Section 7 a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option issued pursuant to this Section 7 shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

               (vi) Each Incentive Stock Option Agreement shall contain a provision requiring the Holder to notify the Company in writing immediately after the Holder makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the Date of Grant of the Incentive Stock Option or (b) one year after the date the Holder acquired the Stock by exercising the Incentive Stock Option.

          (e) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Holder who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Related Entity, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

          (f) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

          (g) Prohibition on Option Repricing. Subject to Section 13, without the prior approval of the Company’s stockholders, the Company shall not, and the Committee shall not authorize the Company to, (i) amend any outstanding Nonqualified Stock Option to reduce its Option Price or (ii) grant any new Option in replacement and cancellation of any outstanding Nonqualified Stock Option with a higher Option Price. This prohibition on Option repricing shall not be construed to prohibit the adjustments for extraordinary changes in the Company’s capital structure that are otherwise permitted under Section 13 of this Plan.

      8.     Stock Appreciation Rights. Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs independent of any Option. An SAR shall confer on the Holder thereof the right to receive in shares of Stock, cash or a combination thereof the value equal to the excess of the Fair Market Value of one share of Stock on the date of exercise over the exercise price for the SAR, with respect to every share of Stock for which the SAR is granted. An SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

          (a) Vesting. SARs granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. An SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement.

          (b) Automatic exercise. If on the last day of the Option Period (or in the case of an SAR independent of an Option, the period established by the Committee after which the SAR shall expire), the Fair Market Value of the Stock exceeds the Option Price (or in the case of an SAR granted independent of an Option, the Fair Market Value of the Stock on the Date of Grant), the Holder has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Holder on such last day and the Company shall make the appropriate payment therefor.

          (c) Payment. Upon the exercise of an SAR, the Company shall pay to the Holder an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Option Price, in the case of an SAR granted in connection with an Option, or the Fair Market Value of one share of Stock on the Date of Grant, in the case of an SAR granted independent of an Option. The Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

          (d) Method of Exercise. A Holder may exercise an SAR after such time as the SAR vests by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.

          (e) Expiration. Each SAR shall cease to be exercisable, as to any share of Stock, when the Holder exercises the SAR or exercises a related Option, with respect to such share of Stock. Except as otherwise provided, in the case of SARs granted in connection with Options, an SAR shall expire on a date designated by the Committee which is not later than seven years after the Date of Grant of the SAR.

      9.     Performance Shares.

          (a) Award Grants. The Committee is authorized to establish Performance Share programs to be effective over designated Award Periods determined by the Committee. The Committee may grant Awards of Performance Share Units to Eligible Persons in accordance with such Performance Share programs. At the beginning of each Award Period, the Committee will establish written Performance Goals based upon financial objectives for the Company for such Award Period and a schedule relating the accomplishment of the Performance Goals to the Awards to be earned by Participants. Performance Goals may include absolute or relative growth in earnings per share or rate of return on stockholders’ equity or other measurement of corporate performance and may be determined on an individual basis or by categories of Participants. The Committee shall determine the number of Performance Share Units to be awarded, if any, to each Eligible Person who is selected to receive such an Award. The Committee may add new Participants to a Performance Share program after its commencement by making pro rata grants.

          (b) Determination of Award. At the completion of a Performance Share Award Period, or at other times as specified by the Committee, the Committee shall calculate the number of shares of Stock earned with respect to each Participant’s Performance Share Unit Award by multiplying the number of Performance Share Units granted to the Participant by a performance factor representing the degree of attainment of the Performance Goals.

          (c) Partial Awards. A Participant for less than a full Award Period, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award, if any, for that Award Period as the Committee shall determine.

          (d) Payment of Performance Share Unit Awards. Performance Share Unit Awards shall be payable in that number of shares of Stock determined in accordance with Section 9(b); provided, however, that, at its discretion, the Committee may make payment to any Participant in the form of cash upon the specific request of such Participant. The amount of any payment made in cash shall be based upon the Fair Market Value of the Stock on the day prior to payment Payments of Performance Share Unit Awards shall be made as soon as practicable after the completion of an Award Period.

          (e) Adjustment of Performance Goals. The Committee may, during the Award Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or reflect, (i) extraordinary or non-recurring events experienced during an Award Period by the Company or by any Related Entity whose performance is relevant to the determination of whether Performance Goals have been attained; (ii) any significant changes that may have occurred during such Award Period in applicable accounting rules or principles or changes in the Company’s method of accounting or in that of any Related Entity whose performance is relevant to the determination of whether an Award has been earned or (iii) any significant changes that may have occurred during such Award Period in tax laws or other laws or regulations that alter or affect the computation of the measures of Performance Goals used for the calculation of Awards; provided, however, that with respect to Performance Share Unit Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments shall be made only to the extent that the Committee determines that such adjustments may be made without a loss of deductibility of the compensation includible with respect to such Award under Section 162(m) of the Code.

      10.     Restricted Stock Awards and Phantom Stock Units.

           (a) Award of Restricted Stock and Phantom Stock Units

               (i) The Committee shall have the authority (1) to grant Restricted Stock and Phantom Stock Unit Awards, (2) to issue or transfer Restricted Stock to Eligible Persons, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock and Phantom Stock Units, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock or Phantom Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

               (ii) The Holder of a Restricted Stock Award shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Holder pending the release of the applicable restrictions, the Holder additionally shall execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, and (ii) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements. If a Holder shall fail to execute a Restricted Stock agreement and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 10(b), the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Holder or withheld by the Company for the Holder’s account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Cash dividends or stock dividends so withheld by the Committee shall not be subject to forfeiture.

               (iii) Upon the Award of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Holder to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee shall cause the escrow agent to issue to the Holder a receipt evidencing any stock certificate held by it registered in the name of the Holder.

               (iv) The terms and conditions of a grant of Phantom Stock Units shall be reflected in a written Award agreement. No shares of Stock shall be issued at the time a Phantom Stock Unit Award is made, and the Company will not be required to set aside a fund for the payment of any such Award. Holders of Phantom Stock Units shall receive an amount equal to the cash dividends paid by the Company upon one share of Stock for each Phantom Stock Unit then credited to such Holder’s account (“Dividend Equivalents”). The Committee shall, in its sole discretion, determine whether to credit to the account of, or to currently pay to, each Holder of an Award of Phantom Stock Units such Dividend Equivalents. Dividend Equivalents credited to a Holder’s account shall be subject to forfeiture on the same basis as the related Phantom Stock Units, and may bear interest at a rate and subject to such terms as are determined by the Committee.

           (b) Restrictions.

               (i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (1) if an escrow arrangement is used, the Holder shall not be entitled to delivery of the stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; (3) the shares shall be subject to forfeiture to the extent provided in subparagraph (d) and the Award Agreement and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

               (ii) Phantom Stock Units awarded to any Participant shall be subject to (1) forfeiture until the expiration of the Restricted Period, to the extent provided in subparagraph (d) and the Award agreement, and to the extent such Awards are forfeited, all rights of the Holder to such Awards shall terminate without further obligation on the part of the Company and (2) such other terms and conditions as may be set forth in the applicable Award agreement.

               (iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Phantom Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Phantom Stock Award, such action is appropriate.

           (c) Restricted Period. The Restricted Period of Restricted Stock and Phantom Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and

Phantom Stock Units indicated in a schedule established by the Committee and set forth in a written Award agreement.

           (d) Forfeiture Provisions. Except to the extent determined by the Committee and reflected in the underlying Award agreement, in the event a Holder terminates employment with the Company and all Related Entities during a Restricted Period for any reason, that portion of the Award with respect to which restrictions have not expired shall be completely forfeited to the Company.

           (e) Delivery of Restricted Stock and Settlement of Phantom Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, the restrictions set forth in Section 10(b) and the Award agreement shall be of no further force or effect with respect to shares of Restricted Stock which have not then been forfeited. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Holder, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Holder’s account with respect to such Restricted Stock and the interest thereon, if any.

      Upon the expiration of the Restricted Period with respect to any Phantom Stock Units covered by a Phantom Stock Unit Award, the Company shall deliver to the Holder, or his beneficiary, without charge, one share of Stock for each Phantom Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit and the interest thereon, if any; provided, however, that, if so noted in the applicable Award agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Stock in lieu of delivering only Stock for Vested Units. If cash payment is made in lieu of delivering Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

           (f) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend until the end of the Restricted Period with respect to such Stock:

“Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of between Wright Medical Group, Inc. and . A copy of such Agreement is on file at the offices of the Company at 5677 Airline Road, Arlington, Tennessee 38002.”

      Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

      11.     Stock Bonus Awards. The Committee may issue unrestricted Stock under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. Stock Bonus Awards under the Plan shall be granted as or in payment of a bonus, to provide incentives, or to recognize special achievements or contributions.

      12.     General

             (a) Additional Provisions of an Award. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

             (b) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

             (c) Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

             (d) Tax Withholding. Notwithstanding any other provision of the Plan, the Company or any Related Entity, as appropriate, shall have the right to deduct from all Awards cash and/or Stock, valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Stock, the Holder or other person receiving such Stock may be required to pay prior to delivery of such Stock, the amount of any such taxes which are required to be withheld, if any, with respect to such Stock. Subject in particular cases to the disapproval of the Committee, shares of Stock of equivalent Fair Market Value in payment of such withholding tax obligations may be accepted if the Holder of the Award elects to make payment in such manner.

             (e) Claim to Awards and Employment Rights. No employee or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Related Entity.

             (f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

             (g) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

             (h) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

             (i) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

             (j) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

             (k) Nontransferability. A person’s rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Holder’s death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution; provided, however, the Committee may, in its sole discretion, allow for transfer of Awards other than Incentive Stock Options to other persons or entities.

             (1) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and any Related Entity and upon any other information furnished in connection with the Plan by any person or persons other than himself.

             (m) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

             (n) Expenses. The expenses of administering the Plan shall be borne by the Company.

             (o) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

             (p) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

      13.     Changes in Capital Structure. Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards and the maximum number of shares of Stock with respect to which any one person may be granted Options or SARs during any year, if applicable, shall be subject to equitable adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such adjustment or substitution, the aggregate number of shares of Stock available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. With respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without a loss of deductibility for such Awards under Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

      Notwithstanding the above, in the event of any of the following: (a) the Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity; (b) all or substantially all of the assets of the Company are acquired by another person; (c) the reorganization or liquidation of the Company; or (d) the Company shall enter into a written agreement to undergo an event described in clauses (a), (b) or (c) above; then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and pay to the Holders thereof, in cash, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 13 may be varied by the Committee in any particular Award agreement.

      14.     Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

      15.     Amendments and Termination. The Board may at any time terminate the Plan. Subject to Sections 7(g) and 13, with the express written consent of an individual Participant, the Board or the Committee may cancel or reduce or otherwise alter outstanding Awards if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board or the Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided, however, that any amendment of the Plan shall require the approval of the Company’s stockholders to the extent that such approval is then required by the Plan, applicable law, the rules and regulations of the Securities and Exchange Commission, or the rules and regulations of any national securities exchange on which the Stock is then listed or the Nasdaq Stock Market or any other automated quotation system on which the Stock is then quoted.

      16.     Effect of Section 162(m) of the Code. The Plan, and all Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The Committee may, without shareholder approval, amend the Plan retroactively and/or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to the Plan. To the extent that the Committee determines as of the Date of Grant of an Award that the Award is intended to comply with Section 162(m) of the Code, such Award shall not be effective until any stockholder approval required under Section 162(m) of the Code to provide a full Federal income tax deduction has been obtained.

      IN WITNESS WHEREOF, the undersigned has caused this amended and restated Plan to be executed on behalf of the Company as of May 13, 2004.

WRIGHT MEDICAL GROUP, INC.

By:

F. Barry Bays

President and Chief Executive Officer

Wright Medical Group, Inc.	5677 Airline Road, Arlington, Tennessee 38002	901-867-9971	www.wmt.com April 9, 2004

Dear Stockholder:

It is a great pleasure to have this opportunity to provide you with our 2003 Annual Report and the Proxy Statement for our 2004 Annual Meeting of Stockholders. The Annual Report discusses our performance in 2003 as well as our business strategy for the future. The Proxy Statement provides you with information relating to the business to be conducted at our annual meeting on May 13, 2004.

YOUR VOTE IS IMPORTANT!

You can submit your proxy in one of two ways:

1.	Call toll-free 1-800-PROXIES (1-800-776-9437) on a touch-tone telephone at any time and follow the instructions on the reverse side; or

2.	Complete, sign, date, and return your proxy card in the accompanying envelope.

Thank you for your continued interest in, and ownership of, Wright Medical Group, Inc.

Sincerely,

F. Barry Bays
President and Chief Executive Officer

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PROXY WRIGHT MEDICAL GROUP, INC. PROXY

2004 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The 2004 Annual Meeting of Stockholders of Wright Medical Group, Inc. (the “Company”) will be held at the Doubletree Hotel Memphis located at 5069 Sanderlin Avenue, Memphis, Tennessee, on May 13, 2004, beginning at 3:30 p.m. (central time). The undersigned hereby acknowledges receipt of the combined Notice of 2004 Annual Meeting of Stockholders and Proxy Statement dated April 9, 2004, accompanying this proxy, to which reference is hereby made for further information regarding the meeting and the matters to be considered and voted on by the stockholders at the meeting.

          The undersigned hereby appoints F. Barry Bays, John K. Bakewell, and Jason P. Hood, and each of them, attorneys and agents, with full power of substitution, to vote, as the undersigned’s proxy, all the shares of common stock of the Company owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the meeting and any postponement or adjournment thereof, in accordance with the instructions set forth herein and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before such meeting or any postponement or adjournment thereof.

          The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated on the reverse side hereof.

(Continued and to be signed on the reverse side)

2004 ANNUAL MEETING OF STOCKHOLDERS
OF
WRIGHT MEDICAL GROUP, INC.

May 13, 2004

PROXY VOTING INSTRUCTIONS

TELEPHONE — Please call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.

-OR -

MAIL —	Sign, date and mail your proxy card in the envelope provided as soon as possible.

COMPANY NUMBER
ACCOUNT NUMBER

● Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone. ●

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THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	To elect eight directors to serve on the Board of Directors of the Company for a term of one year.

☐     FOR ALL NOMINEES

☐     WITHHOLD AUTHORITY FOR ALL NOMINEES

☐     FOR ALL NOMINEES EXCEPT (See instructions below)

NOMINEES:	O James T. Treace O F. Barry Bays O Richard B. Emmitt O Laurence Y. Fairey	O David D. Stevens O James E. Thomas O Thomas E. Timbie O Elizabeth H. Weatherman

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL NOMINEES EXCEPT” and fill in the circle next to each nominee from whom you wish to withhold your vote, as shown here: O

2.	To approve the amendment of the Company’s certificate of incorporation as described in the Proxy Statement.

☐ FOR                                     ☐ AGAINST                                     ☐ ABSTAIN

3.	To approve the amendment of the Company’s Second Amended and Restated 1999 Equity Incentive Plan as described in the Proxy Statement.

☐ FOR                                     ☐ AGAINST                                     ☐ ABSTAIN

4.	To ratify the selection of KPMG LLP as the Company’s independent auditor for 2004.

☐ FOR                                     ☐ AGAINST                                     ☐ ABSTAIN

With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned’s shares in accordance with their best judgment.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED IN ACCORDANCE WITH THE UNDERSIGNED’S INSTRUCTIONS SET FORTH HEREIN. IF NO
INSTRUCTIONS ARE PROVIDED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS DESCRIBED ABOVE.

To change the address on your account, please check the box at right and indicate your new address in the address space provided above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this proxy. If the shares are held jointly, each holder should sign. If signing as executor, administrator, attorney, trustee or guardian, please indicate your full title as such. If the shares are held by a corporation, partnership or limited liability company, please sign the full name of the entity by the duly authorized officer, partner or member, respectively.